EXHIBIT 10.2
















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         REVOLVING CREDIT AGREEMENT dated August 30, 1985,
    between BURLINGTON COAT FACTORY WAREHOUSE CORPORATION ("Borrower") and BANCOHIO NATIONAL BANK, a National Banking Association ("Bank").



                          ARTICLE I
               DEFINITIONS AND ACCOUNTING TERMS
          Section 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
          "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of Ohio.
         "Capitalization" means the amount equal to Net Worth
plus Long-Term Liabilities.
         "Code" means the Internal Revenue Code of 1954, as
amended.
         "Commitment" has the meaning given to such term in
Section 2.01. hereof.
         "Commitment Fee" has the meaning given to such term in
Section 2.O6 hereof.
          "Commitment Termination Date" means the effective date of the termination of the Commitment pursuant to Section 3.01 hereof.
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          "Consolidated" refers to the consolidation of the
accounts of Borrower and Subsidiaries in accordance with generally accepted accounting principles, including principles of consolidation, applied in a manner consistent with the application of such principles in the preparation of the audited financial statements mentioned in Section 6.04 hereof.
          "Credit Obligation" means any obligation for the payment of borrowed money, the installment purchase price of property or sums due pursuant to capitalized leases.
          "Current Assets" means all assets of Borrower on a Consolidated basis that, in accordance with generally accepted accounting principles consistently applied, would be classified as current assets of Borrower on a Consolidated basis.
          "Current Liabilities" means all liabilities of Borrower on a Consolidated basis that, in accordance with generally accepted accounting principles consistently applied, would be classified as current liabilities of Borrower on a Consolidated basis, except that "Current Liabilities" shall not include any installment of principal due on the Notes or any of the notes given by Borrower in connection with loans made by Mellon Bank
(East) National Association ("Mellon") pursuant to the loan commitment of Mellon to Borrower being made at this time (the "Mellon Commitment"), whether or not same would be characterized as a short term obligation for accounting purposes. However, if Borrower has committed letters of credit in amounts in excess of
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Twenty-five Million Dollars ($25,000,000), the amount of such letters of credit in excess of Twenty-five Million Dollars ($25,000,000) shall be included as "Current Liabilities," but only to the extent of the first Twenty-five Million Dollars ($25,000,000) of such excess.
          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.
          "Event of Default" has the meaning given to such term in Section 8.02 hereof.
          "Interest Rate Period" has the meaning given to such term in Schedule A, Part 2 hereof.
          "Loans" has the meaning given to such term in Section
2.01 hereof.
          "Long-Term Liabilities" means the liabilities of Borrower on a Consolidated basis other than Current Liabilities and deferred tax.
          "Net Working Capital" means the amount by which Current Assets exceed Current Liabilities.
          "Net Worth" means the amount by which the Consolidated assets of Borrower exceed its Total Indebtedness.
          "Note" has the meaning given to such term in Section
2.03 hereof.
          "Plan" means an employee benefit plan or other plan maintained by Borrower and covered by Title IV of ERISA.

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         "Reportable Event" has the meaning assigned to such
term in Section 4043(b) of ERISA or regulations issued thereunder, except that the termination of a Plan or the cessation of making contributions to a Plan shall not be deemed to be a "Reportable Event" hereunder, provided that the Plan being terminated is not materially underfunded or the cessation of contributions does not cause the Plan to become materially underfunded.
          "Subsidiary" means those corporations set forth on
Exhibit 6.12 hereof which are operating corporations fifty percent (50%) or more of the voting capital stock or other ownership interests of which is owned, directly or indirectly, by Borrower.
          "Tangible Net Worth" means the amount by which the Consolidated tangible assets of Borrower exceed its Total Indebtedness.
          "Total Indebtedness" means all liabilities of Borrower on a Consolidated basis.
          "Working Day" means any day on which dealings in foreign currencies and exchange between banks may be carried on in both Columbus, Ohio and London, England at 9:00 A.M., Columbus Time.
          SECTION 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed, and all financial data submitted pursuant to this Agreement shall be prepared, in accordance with generally accepted accounting
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principles and practices applied in a manner consistent with the application of such principles and practices in the preparation of the audited financial statements mentioned in
Section 6.04 hereof.

                  ARTICLE II
                   THE LOANS
         SECTION 2.01. The Commitment. Subject to the terms and conditions hereinafter provided, Bank shall lend Borrower, from time to time during the period from the date hereof to and including the Commitment Termination Date, such sums (the "Loans") as Borrower may request in an aggregate principal amount not to exceed at any time outstanding the amount of Twenty-five Million Dollars ($25,000,000), as such amount may be reduced pursuant to Section 2.08 hereof (such amount being the "Commitment"). Each Loan shall be in an amount equal to not less than One Million Dollars ($1,000,000). Within the limits of the Commitment and prior to the Commitment Termination Date, Borrower may borrow, repay and reborrow pursuant to this Section. 2.01.
          SECTION 2.02. Making the Loans. Borrower shall give Bank at least three (3) Working Days prior notice of each proposed Loan that is to bear interest based upon "LIBOR" (as defined in schedule A, Part 2 hereof) and at least two (2) Business Days prior notice of each proposed Loan that is to bear interest based on the "Certificate of Deposit Rate" (as defined

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in Schedule A, Part 2 hereof).  In the event any proposed Loan is to bear interest based on any of the other rates defined in Schedule A, Part 2 hereof, notice need not be given in advance of the date of the Loan. Each such notice shall specify the date and amount of the proposed Loan, the interest rate and Interest Rate Period selected by Borrower in accordance with Sections 2.04 and 2.05 hereof, respectively. Notice may be given orally and Bank shall give to Borrower confirmation by telex or telecopy of its receipt of Borrower's oral notice. Bank shall make the proceeds of each Loan available to Borrower by crediting the amount thereof, in immediately available funds, to Borrower's deposit account with Bank. The proceeds of Loans requiring advance notice shall be credited to Borrower's said account not later than 1:00 P.M., Columbus Time, on the third Working or second Business Day, as the case may be, after notice of the proposed Loan is given to Bank. The proceeds of all other proposed Loans will be credited to said account on the day notice is given unless notice is not given before 10:00 A.M., Columbus Time, on such day, in which event the proceeds shall be credited immediately upon the commencement of the next Business Day.
          SECTION 2.03 The Note. The Loans shall be evidenced by a promissory note of Borrower (the "Note"), dated the date of this Agreement, payable to the order of Bank in the principal amount of the Commitment and otherwise substantially in the form of Exhibit 2.03 attached hereto. Bank shall endorse the Note
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with an appropriate notation indicating the amount of each Loan made by it hereunder and the amount of each payment or prepayment on account of the principal balance of the Note. A copy of each such annotation shall be delivered to Borrower promptly after same is made.
          SECTION 2.04. Interest Rates. The Loans shall bear interest at the rates as selected by Borrower from the rates set forth in Schedule A, Part 1 hereof.
          SECTION 2.05. Maturities of Loans. Each Loan shall be made payable at a maturity date as selected by Borrower in accordance with the provisions of Schedule B annexed hereto, except that no Loan shall be made payable at a date later than the Commitment Termination Date.
          SECTION 2.06. Rollover of Loans. If Borrower chooses not to repay a Loan on its maturity date, Borrower may select, in accordance with Schedules A and B hereof, a new interest rate and Interest Rate Period for such Loan by notifying Bank of such new interest rate and new Interest Rate Period (A) at least three (3) Working Days in advance of the maturity date if the new interest rate will be based upon "LIBOR," (B) at least two (2) Business Days in advance of the maturity date if the new interest rate will be based on the "Certificate of Deposit Rate," and (C) not later than 10:00 A.M., Columbus Time, on the maturity date if the new interest rate will be any of the other rates defined in Schedule A, Part 2 hereof. If a Loan is not repaid prior to its
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maturity date and Borrower fails to select a new interest rate and Interest Rate Period in accordance with the foregoing, Borrower shall be deemed to have chosen the "Prime Rate" (as defined in Schedule A, Part 2 hereof) as the new interest rate and the Loan shall be payable on demand, subject to the provisions of Section 4.02 hereof.
          SECTION 2.07. Commitment Fee. Borrower shall pay to Bank a Commitment Fee computed at the rate of three-eighths of one percent (0.375%) per annum on the average daily unused portion of the Commitment (to the extent that the Commitment has not been reduced pursuant to Section 2.08 hereof or terminated as provided in Section 3.01 or 8.02 hereof) from the date of this Agreement to and including the Commitment Termination Date and payable (A) on September 30, 1985, for the period then ending,
(B) quarterly on the last day of March, June, September and December in each year during the term of the Commitment, commencing December 31, 1985, and (C) on the Commitment Termination Date.
          SECTION 2.08. Reduction of the Commitment. Except when an "Event of Default" (as defined in Section 8.02 hereof) has occurred and is continuing, Borrower shall have the right at any time and from time to time, upon five (5) Business Days prior written notice to Bank, to reduce the Commitment, without penalty or premium. Any partial reduction shall be in an amount equal to not less than One Million Dollars ($1,000,000) and the Commitment
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may not be reduced to an amount equal to less than the aggregate of the then current principal balance of the Loans unless it is reduced by the full amount thereof. Any reduction of the Commitment shall be permanent, and the Commitment cannot thereafter be increased without the written consent of Bank.

                       ARTICLE III
                   TERM OF COMMITMENT
           SECTION 3.01. Term. The term of the Commitment shall commence on the date hereof and shall continue until the earlier of August 29, 1988 and the effective date of a notice given pursuant to Section 2.08 hereof reducing the Commitment by the full amount thereof. This Agreement shall terminate on the later of the Commitment Termination Date and the date of repayment in full of all of the Loans.
          SECTION 3.02. Change of Interest Rate. After the Commitment Termination Date, interest shall accrue with respect to each Loan at the rate designated in Schedule A, Part 1 in the column Entitled "On and After Commitment Termination Date" as applicable for each such Loan.

                     ARTICLE IV
                   PAYMENT TERMS
          SECTION 4.01. Interest. Borrower shall pay interest on the unpaid principal amounts of the Loans, from the respective
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dates on which the Loans are made until such principal amounts have been repaid in full, payable (A) on the last day of the calendar quarter in which a Loan is made if the Loan remains outstanding at the end of such calendar quarter, (B) while a Loan remains outstanding, quarterly on the last day of March, June, September and December in each year during the respective terms of the Loans, commencing on the first of such dates after the date on which payment is made pursuant to subparagraph (A) above, and (C) on the date the principal amount of such Loan is scheduled to be repaid in full, whether initially or as may be extended in accordance with Section 2.06 hereof.
          SECTION 4.02. Repayment of Loans. Borrower shall repay the principal amount of the Loans outstanding on the Commitment Termination Date in eight (8) consecutive quarterly installments on the last day of each March, June, September and December in each year, commencing on the second of such dates occurring after the Commitment Termination Date. Each of the first seven (7) of such installments shall be in the amount of whole dollars nearest to one-eighth (1/8th) of the principal amount of the Loans, and the last of such installments shall be in the amount necessary to repay in full the principal amount of the Loans.

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          SECTION 4.03. Prepayments.  Borrower may prepay the
Loans in whole at any time or in part from time to time, without penalty or premium, except as provided below. However, no prepayment of a Loan which would result in the unpaid principal balance of such Loan being less than One Million Dollars ($1,000,000) may be made unless such Loan is prepaid in full. With each prepayment, Borrower shall simultaneously pay accrued interest to the date of such prepayment on the amount prepaid. Each partial prepayment made after the Commitment Termination Date shall be applied to the principal installments payable under
Section 4.02 hereof in the inverse order of their maturities. Notwithstanding anything to the contrary herein, with respect to all Loans except those bearing interest at the Prime Rate, Borrower shall reimburse Bank for the expenses incurred by Bank (including Bank's expenses in redeploying funds which expenses include rate differences) which arise by reason of a prepayment of any such Loan.
          SECTION 4.04. Computation of Interest and Commitment Fee. Interest on the Loans and the Commitment Fee shall be computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed.

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          SECTION 4.05. Payments. All payments and prepayments of
principal of and interest on the Loans and all payments of Commitment Fee shall be made to Bank in immediately available funds and without deduction or set-off of any kind at 155 East Broad Street, Columbus, Ohio 43251. Payments made after 3:00 P.M., Columbus Time, on a Business Day shall be deemed to have been made on the next succeeding Business Day.
          SECTION 4.06. Payment on Non-Business Days. Whenever any payment of the Commitment Fee or under the Note shall be stated to be due on a day which is not a Working or Business Day, whichever is applicable, such payment may be made on the next succeeding Working or Business Day, as the case may be, and such extension of time in such case shall be included in the computation of payment of the Commitment Fee or interest under the Note, as the case may be.
         SECTION 4.07.  Yield Protections.
               (A) If (i) on or before the date Bank is to make or renew any Loan bearing interest based on LIBOR, Bank in good faith determines it is unable to obtain funds in the London Interbank Market or (ii) on or before the date Bank is to make or renew any Loan bearing interest based on the Certificate of Deposit Rate, Bank in good faith determines it is unable to issue
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certificates of deposit, for the principal amount and the
Interest Rate Period of the Loan by reason of any change in any law, regulation, rule, order or treaty, Bank shall promptly give notice of such determination to Borrower and Borrower shall be required to specify a different interest rate for such Loan or to select a new Interest Rate Period for which Bank may obtain funds at the rate the adjustment of which determines the specified interest rate. In such event, the notice provisions set forth in
Article II hereof are waived.
               (B) If, prior to the maturity of a Loan bearing interest based on LIBOR or the Certificate of Deposit Rate, any change in any law, regulation, rule, order or treaty prevents Bank, in its good faith determination, from (i) maintaining funds in the London Interbank Market (as to LIBOR Loans) or (ii) issuing certificates of deposit (as to Certificate of Deposit
Rate Loans), for the principal amount and the Interest Rate
Period of the Loan and requires Bank to cease so maintaining funds actually so maintained or to redeem certificates of deposit previously issued prior to such maturity date, Bank shall promptly give notice of such determination to Borrower and, on the date of such required cessation or redemption, as the case may be, Borrower shall select a new Interest Rate Period or


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specify a new interest rate.  Within thirty (30) days after such required conversion, Borrower shall reimburse Bank with respect to any loss or expense Bank incurs as a result of any such required cessation or redemption.
               (C) If, prior to the maturity date of a Loan bearing interest at a "Fixed" rate (as provided and defined in Schedule A hereof), any change in any law, regulation, rule, order or treaty (other than changes to the tax rate[s] applicable to Bank's income, in general) shall impose or charge any tax, reserve, obligation, special deposit, insurance or other requirements or charge with respect thereto, and the result is to increase after tax the cost to Bank of obtaining, making or maintaining such funds or to reduce the return to Bank on any such Loan, Bank shall compute in good faith the amount required to compensate Bank in full for such increased costs or such reduced return and give Borrower prompt notice thereof setting forth such computation with respect to such Loan or Loans. Borrower shall pay to Bank within ten (10) days such additional amount or amounts on the maturity date or dates of such Loan or Loans. In determining such amount, Bank may use any reasonable averaging and/or attribution methods.

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               (D)  If Borrower shall fail to select a new
interest rate or a new Interest Rate Period for a Loan pursuant to Section 4.07 (A) or (B) above, or if notice under Section 4.07(A) above has been given, such Loan or portion thereof shall bear interest at the Prime Rate.
          SECTION 4.08. Compensation. Notwithstanding anything to the contrary herein, Borrower shall reimburse Bank, upon its written request (which request shall set forth the basis for requesting such amounts), for all reasonable expenses, losses, liabilities and penalties (including Bank's expenses in redeploying funds which expenses include rate differences), which Bank may sustain whether by reason of (A) prepayment in accordance with Section 4.03 hereof, (B) any change in any law, regulation, rule, order or treaty under Section 4.07 hereof, or
(C) any refusal by Borrower to accept the proceeds of any proposed Loan after notice thereof has been given by Borrower pursuant to Section 2.02 hereof.

                              ARTICLE V
                         CONDITIONS OF LENDING
          SECTION 5.01. Conditions Precedent to the Initial Loan.
The obligation of Bank to make the initial Loan is subject to the


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condition precedent that Bank shall have received on or before the day on which such initial Loan is to be made all of the following, in form and substance reasonably satisfactory to Bank:
              (A)   A copy, certified in writing by the
         Secretary or an Assistant Secretary of Borrower, of (1) resolutions of the Board of Directors of Borrower evidencing approval of this Agreement and the making of the Loans and the delivery of the Note and other matters contemplated hereby and (2) each document evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Loans and the Note;
              (B) A favorable opinion of Borrower's counsel as to the matters mentioned in Sections 6.01, 6.02, 6.03,
         6.05 and 6.09 hereof and as to such other matters as Bank reasonably may request;
              (C) A written certificate by the Secretary or an Assistant Secretary of Borrower as to the names and signatures of the officers of Borrower authorized to sign this Agreement and the Notes and the other documents or certificates of Borrower to be executed and delivered pursuant hereto. Bank may rely

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         conclusively on such certificate until it shall receive
         a further certificate by the Secretary or an Assistant Secretary of Borrower amending the prior certificate; and
              (D)  The Note.
         SECTION 5.02. Conditions Precedent to All Loans.
          The obligation of Bank to make any Loan (including the initial Loan) is subject to the further conditions precedent that:
              (A) The representations and warranties contained in Article VI hereof shall be correct and accurate on and as of the date of such Loan as though made on and as of such date.
              (B) No Event of Default shall have occurred and be continuing or will result from the making of such Loan, and no event shall have occurred and be continuing which with notice or lapse of time or both would, if unremedied, be an Event of Default. By accepting the proceeds of any such Loan, Borrower shall be deemed to have warranted the foregoing to Bank.


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                            ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES
         Borrower represents and warrants to Bank as follows:
          SECTION 6.01. Existence.  Borrower is a corporation
duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Borrower has all requisite power and authority, corporate and otherwise, to conduct its business and to own its properties and is duly qualified as a foreign corporation in good standing in all jurisdictions in which its failure so to qualify would have a material adverse effect on the financial condition or operations of Borrower on a Consolidated basis.
          SECTION 6.02. Authorization. The execution, delivery and performance by Borrower of this Agreement and of the Note have been duly authorized by all necessary corporate action, and do not and will not violate any provision of law or of the charter or by-laws of Borrower or any court order, judgment or the like affecting Borrower or its properties, or result in a breach of or constitute a default under any agreement, indenture or instrument to which Borrower is a party or by which it or its properties is bound or affected.

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          SECTION 6.03. Validity of Agreement and Note.  This
Agreement constitutes, and the Note when duly executed and delivered will constitute, valid and legally binding obligations of Borrower, enforceable in accordance with their respective terms.
          SECTION 6.04. Financial Information. The Consolidated balance sheet and profit and loss and surplus statement of Borrower as of October 31, 1984, certified by Touche Ross & Co., and the Consolidated balance sheet and profit and loss and surplus statement of Borrower as of May 4, 1985, certified by the chief financial officer of Borrower, copies of which have been furnished to Bank, are complete and correct, show all material liabilities, direct and contingent, and present fairly the financial position, the results of operations and changes in Consolidated financial position of Borrower at such dates and for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Except as disclosed in Exhibit 6.04 attached hereto, since May 4, 1985, there has been no material adverse change in such financial position or such results of operations.
          SECTION 6.05. Litigation.  Except as disclosed in
Exhibit 6.05 attached hereto, there are no actions, suits or

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proceedings pending or, to the knowledge of Borrower, threatened against Borrower or any Subsidiary or any of their properties before any court or governmental department, commission, board, bureau, agency or instrumentality (domestic or foreign) that, if determined adversely to Borrower or such Subsidiary, in the aggregate would have a material adverse effect on the financial condition or operations of Borrower on a Consolidated basis.
          SECTION 6.06. Contingent Liabilities. There are no suretyship agreements, guarantees or other contingent liabilities of Borrower that are not disclosed by the financial statements mentioned in Section 6.04 or by Exhibit 6.06 attached hereto or that are permitted by Section 7.11 of which Bank is not aware.
          SECTION 6.07. Taxes. Borrower has filed all tax returns and reports required to be filed before the date of this Agreement and has paid all taxes, assessments and charges imposed upon it or its property, or that it is required to withhold and pay over, to the extent that they were required to be paid over before the date of this Agreement.
          SECTION 6.08. Encumbrances. The property and assets of Borrower are not subject to any material lien, encumbrance or security interest that has arisen other than in the normal course of business, except as disclosed by Exhibit 6.08 attached hereto.

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          SECTION 6.09. Consents.  No authorization, consent,
approval, license, exemption by or filing or registration with any court or governmental department, commission, board (in-

cluding the Board of Governors of the Federal Reserve System), bureau, agency or instrumentality, domestic or foreign, is or will be necessary for the valid execution, delivery or performance by Borrower of this Agreement or the Notes.
          SECTION 6.10. ERISA.  Except as described in Exhibit
6.10 attached hereto, no Reportable Event or failure of compliance with the Code as required by Section 7.18 hereof has occurred and is continuing with respect to any Plan.
          SECTION 6.11. Regulation U. The proceeds of the Loans will not be used to "purchase" or "carry" "margin stock" (as such terms are defined in Regulation U of the Board of Governors of the Federal Reserve System).
          SECTION 6.12. Subsidiaries. The name, address and state of incorporation of each Subsidiary is set forth on Exhibit
6.12 annexed hereto. Each Subsidiary is duly organized, validly existing and in good standing under the laws of its state of incorporation.


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                        ARTICLE VII
                   COVENANTS OF BORROWER
        So long as any Loan shall remain unpaid or Bank shall have any Commitment hereunder, unless Bank shall otherwise consent in writing:
          SECTION 7.01. Use of Proceeds.
The proceeds of the Loans may be used for (A) working capital purposes and
(B) for temporary financing of capital projects in anticipation of term financing for such projects. Borrower shall use its good faith efforts to repay the sums borrowed from Bank for any such temporary financing as promptly as reasonably practicable.
The proceeds of the Loans may not be used to purchase or carry margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System and Borrower shall take no action which would result in a violation of Regulation U or Regulation X of the Board of Governors of the Federal Reserve
System.
          SECTION 7.02. Financial Information. Borrower will furnish to Bank (A) a Consolidated balance sheet and profit and loss and surplus statement of Borrower within sixty (60) days after the close of each fiscal quarter of Borrower, (B) a copy of Borrower's annual report containing a Consolidated balance sheet,

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profit and loss and surplus statement and statement of changes in financial condition of Borrower within one hundred (100) days after the close of each of its fiscal years, and (C) a copy of each filing made by Borrower with the Securities and Exchange Commission as promptly as reasonably practicable but in no event more than fifteen (15) days after the filing thereof. All data will be prepared according to generally accepted accounting principles consistently applied. Annual statements will be certified by Touche Ross & Co., or other independent public accountants acceptable to Bank, with only those qualifications that relate to the outcome or disposition of pending or threatened litigations, claims or assessments the impact of which cannot be determined with sufficient certainty to permit quantification in an amount which would allow the statement to be unqualified. All other data will be certified by the chief financial officer of Borrower. Each quarterly and annual statement will be accompanied by a certificate by the chief financial officer of Borrower that, except to the extent revealed by him in such certificate, he has no knowledge that an Event of Default has occurred or that any event has occurred that with the passage of time or the giving of notice or both would, if unremedied, be an Event of Default.

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          SECTION 7.03. Insurance. Borrower will maintain and
will cause each Subsidiary to be covered by insurance, including casualty and public liability insurance, with responsible and reputable insurance companies in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Borrower or such Subsidiary operates or owns such properties.
          SECTION 7.04. Tax Covenants. Borrower will pay and will cause each Subsidiary to pay, when due, all taxes, assessments and charges imposed upon it or its property or that it is required to withhold and pay over, except where contested in good faith and where adequate reserves have been set aside.
Where a contest is undertaken which may have a material impact on Borrower if decided adversely to Borrower, Borrower shall give
Bank notice of such contest.
         SECTION 7.05.  Covenants Regarding Encumbrances.
Borrower will not create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any mortgage, pledge, lien or other encumbrance of any kind upon, or any security interest in (collectively, "encumbrances"), any of its property or assets, whether now owned or

                             -24-
                                                                      Page 80
hereafter acquired, except (A) liens for taxes not yet delinquent or being contested in good faith and by appropriate proceedings,
(B) liens in connection with worker's compensation, unemployment insurance or other social security obligations, (C) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), statutory obligations, surety or appeal bonds, and other obligations of like nature arising in the ordinary course of business, (D) mechanic's, workman's, materialman's, landlord's, carrier's, or other similar liens arising in the ordinary course of business with respect to obligations that are not due or that are being contested in good faith, (E) the encumbrances mentioned in Section 6.08 hereof, (F) encumbrances on newly acquired real or personal property arising from borrowings to finance the acquisition of such real or personal property, including, without limitation, encumbrances on the assets of any corporation or other entity Borrower acquires if such encumbrances secure borrowings by Borrower to acquire said corporation or other entity, provided that the amount of any such encumbrance is not in excess of the greater of the purchase price or the fair market value of the acquired property, (G) other encumbrances on property owned by Borrower or any Subsidiary made in connection with borrowings in an aggregate

                             -25-
                                                                      Page 81
amount equal to not more than Three Million Dollars ($3,000,000),
(H) encumbrances relating to borrowings by any Subsidiary from Borrower or any other Subsidiary, and (I) other encumbrances
(such as easements, rights of way, covenants and restrictions) not materially affecting the value of the property affected thereby.
          SECTION 7.06. Current Assets and Liabilities. Borrower will maintain Current Assets in an amount which is not less than One Hundred Twenty Percent (120%) of Current Liabilities.
          SECTION 7.07. Tangible Net Worth.  Borrower's Tangible
Net Worth as at the end of any of its fiscal years during the term of this Agreement shall be equal to not less than (A) Eighty
Million Dollars ($80,000,000) plus (B) Six Million Dollars
($6,000,000) multiplied by the number of full fiscal years which have elapsed since the end of the 1984 fiscal year. If Borrower changes its fiscal year, the minimum Tangible Net Worth as at the end of the new fiscal year end shall be equal to the minimum
Tangible Net Worth which would have been required had the fiscal year end not been changed plus Six Million Dollars ($6,000,000) multiplied by a fraction the numerator of which is the number of months between the previous fiscal year end and the new fiscal

                             -26-
                                                                      Page 82
year end (e.g., three (3), if the new fiscal year end is January
31) and the denominator of which is twelve (12).
          SECTION 7.08. Total Indebtedness. Borrower will not permit Total Indebtedness to exceed One Hundred Eighty Percent
(180%) of Tangible Net Worth.
          SECTION 7.09. Long-Term Liabilities. Borrower will not permit Long-Term Liabilities to exceed sixty percent (60%) of the Capitalization.
          SECTION 7.10. Disposal of Assets. Borrower will not sell, lease, transfer or otherwise dispose of all or substan-tially all of the assets of Borrower on a Consolidated basis.
          SECTION 7.11. Guarantees, etc. Borrower will not become, and will not permit any Subsidiary to become, liable on the obligation of anyone other than Borrower or a Subsidiary, except by endorsement of negotiable instruments for deposit or collection in the usual course of business. Notwithstanding the foregoing, in addition to any guarantees by Borrower of any obligation of any Subsidiary, including, without limitation, guarantees of trade indebtedness, and any guarantees by any Subsidiaries of any obligation of Borrower or any other
Subsidiary, including, without limitation, guarantees of trade indebtedness (all of which may be made without the approval of

                             -27-
                                                                      Page 83

Bank as provided above), Borrower and Subsidiaries may guarantee the obligations of the issuing authority in connection with Industrial Revenue (or similar) Bonds issued to finance the purchase or construction of facilities for Borrower or Subsidiaries and may guarantee any other third party obligations in amounts aggregating up to Twenty Million Dollars ($20,000,000).
          SECTION 7.12. Loans and Investments. Borrower will not make, and will not permit any Subsidiary to make, any loan or investment, except:
               (A) investments in and loans to Subsidiaries and future Subsidiaries;
               (B) investments in direct obligations of the United States of America and in certificates of deposit or commercial paper acceptable to Bank;
               (C) investments in preferred stock of corpora-tions rated single A or better provided that such investments do not exceed ten percent (10%) of Tangible Net Worth; and
               (D) any other investments provided that (1) each such investment made under this Section 7.12(D) shall mature no later than one (1) year after the date made, and (2) the aggregate of such investments made under this Section 7.12

                             -28-
                                                                      Page 84

(D) outstanding at any one time shall not exceed four percent (4%) of Tangible Net Worth.
          SECTION 7.13. Compliance with Laws. Borrower will comply, and will cause each Subsidiary to comply, with all laws and regulations applicable to it in the operation of its business except where failure to comply would not have a material adverse effect on the financial condition or operations of Borrower on a Consolidated basis.
          SECTION 7.14. Maintenance of Property. Borrower will maintain, and will cause each Subsidiary to maintain, in appropriate condition and repair, all of their respective property necessary for the operation of their respective businesses.
          SECTION 7.15. Inspection by Bank. Borrower will permit, and will cause each Subsidiary to permit, representatives of Bank to inspect its property and its books and records at reasonable times during business hours and to make extracts therefrom. All information of Borrower and Subsidiaries learned by Bank and extracts made from such books and records shall be deemed to be confidential and proprietary information to be held by Bank in trust, subject to banking and auditing requirements and standards and applicable laws and regulations.

                             -29-

          SECTION 7.16. Indebtedness for Borrowed Money.
Borrower will not borrow, and will not permit any Subsidiary to borrow, any funds except pursuant to the following types of borrowings: (A) borrowings by Subsidiaries from Borrower as provided in Section 7.12 hereof; (B) borrowings from Mellon pursuant to the Mellon Commitment; (C) borrowings of the type described in Sections 7.05(F), (G) and (H) hereof; and (D) borrowings from Bank hereunder. The foregoing exceptions, in the aggregate, are subject, however, to the provisions of Sections
7.08 and 7.09 hereof. Nothing herein contained shall be deemed in any way to limit the right and ability of Borrower and Subsidiaries to post letters of credit or to incur trade indebtedness in the ordinary course of their respective businesses.
         SECTION 7.17.  Reports.  Borrower will furnish to Bank:
         (A)  as soon as possible and in any event within five
(5) business days after Borrower becomes aware of the occurrence of any Event of Default, or any event which with notice or passage of time or both would, if unremedied, constitute an Event of Default, a written statement by the chief executive or chief financial officer of Borrower setting forth details of such Event of Default or event, stating whether or not the same is

                             -30-
continuing and, if so, the action that Borrower proposes to take with respect thereto;
         (B)  as soon as possible and in any event within five
(5) business days after receiving knowledge thereof, notice in writing of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting Borrower or any Subsidiary, or any adverse determination therein, which is material to the financial condition of Borrower on a Consolidated basis or is material for the continued operation of Borrower;
         (C) as soon as possible and in any event within thirty (30) days after Borrower learns that any Reportable Event has occurred with respect to any Plan, a written statement by the chief executive or chief financial officer of Borrower setting forth details of the Reportable Event and indicating what action, if any, Borrower proposes to take with respect thereto, together with a copy of any required notice of such Reportable Event to the Pension Benefit Guaranty Corporation;
         (D)   as soon as possible and in any event within five
(5) business days after Borrower becomes aware of the occurrence of a material adverse change in the business, properties or the operations and condition (financial or otherwise) of Borrower on

                             -31-
a Consolidated basis, a statement by the chief executive or chief financial officer of Borrower setting forth details of such material adverse change and the action that Borrower proposes to take with respect thereto; and
          (E) such other information respecting the business, properties, condition and operations (financial or otherwise) of Borrower or any Subsidiary as Bank may at any time and from time to time reasonably request be furnished to it.
          SECTION 7.18. ERISA. Borrower will maintain, and will cause each Subsidiary to maintain, each Plan in material compliance with the provisions of ERISA and the Code. The foregoing, however, shall not be deemed to prevent any Plan from being terminated or to prevent Borrower from ceasing to make contributions to any Plan, provided that the Plan being terminated is not materially underfunded and the cessation of contributions does not cause the Plan to become materially underfunded.
          SECTION 7.19. Merger. Borrower may merge into or be consolidated with any entity provided that the entity acquiring or succeeding to Borrower shall expressly assume the obligations of Borrower to Bank in writing, in form and substance reasonably satisfactory to Bank, executed by such entity and delivered to

                             -32-

Bank not later than the effective date of such acquisition, merger or consolidation. In addition, nothing herein contained shall prevent Borrower from being a party to any merger and taking such actions, including, without limitation, borrowing money and issuing stock, as are deemed necessary or appropriate by the Board of Directors of Borrower in connection therewith,
(A) where Borrower is the surviving corporation and (B) provided that after any such merger no event shall have occurred and be continuing that constitutes an Event of Default or that with notice or lapse of time or both would, if unremedied, constitute an Event of Default. Nothing herein contained shall be construed in any way as limiting the right or ability of any Subsidiary to be involved in a merger or consolidation. Notwithstanding the foregoing, Borrower shall give Bank reasonable advance notice of any proposed merger (other than a merger of Subsidiaries or between Borrower and any Subsidiary where Borrower is the survivor). Borrower shall not complete any proposed merger without the prior approval of Bank, which shall not be withheld or delayed unreasonably, it being acknowledged by Bank that speed may be of the utmost importance with respect to certain proposed transactions. Except as provided in the proviso at the end of this sentence, any disapproval by Bank shall be based solely upon

                             -33-
                                                                      Page 89
the financial condition of Borrower or the company into which it is merged immediately after the merger; neither the nature of the business of the other company nor any other non-financial factors may be utilized as a basis for disapproval, provided that the business of the other company is of a type not inconsistent with Bank's customary lending standards.
          SECTION 7.20. Transactions with Controlling Persons.
Borrower will not enter into, and will not permit any Subsidiary to enter into, material transactions with any person controlling
Borrower unless each such material transaction is on an arms length, fair market value basis.
          SECTION 7.21. Nature of Business. The nature of the business of Borrower on a Consolidated basis will not be changed materially from the nature of such business as conducted at the date of this Agreement.
          SECTION 7.22. Dividends. Borrower will not pay any dividend (other than dividends payable in shares of its own stock) or make any other payment on or to acquire its stock in any fiscal year unless Borrower's Net Worth exceeds One Hundred
Ten Million Dollars ($110,000,000) in such fiscal year; Borrower then may pay dividends of up to one-third (1/3rd) of its after-tax earnings for such fiscal year.

                             -34-
                                                                      Page 90

           SECTION 7.23. Determining Compliance. Compliance with the financial covenants set forth in this Article VII will be determined on a quarterly basis at the time of the delivery of the financial statements described in Section 7.02(A) hereof, except for the Tangible Net Worth covenant set forth in Section
7.07 hereof, which will be determined as at the end of each of Borrower's fiscal years during the term of this Agreement.
          SECTION 7.24. New Subsidiaries. Borrower shall advise Bank, on a quarterly basis and from time to time upon request of Bank, of the formation and commencement of operation of any new Subsidiary and its name, address and state of incorporation, and of the termination of business or the merger of any Subsidiary.


                         ARTICLE VIII
                            DEFAULT
          SECTION 8.01.  Events of  Default.  Each of the
following shall constitute a default hereunder:
          (A) If Borrower shall fail to pay (1) any principal of the Loans within five (5) Business Days after the same is due and payable and unpaid, or (2) any interest on the Loans or any

                             -35-

Commitment Fee within ten (10) days after the same is due, payable and unpaid.
         (B) If any representation or warranty made in this Agreement or in any certificate, agreement, instrument, statement or report contemplated hereby or made or delivered pursuant hereto or in connection herewith, shall prove to have been incorrect as it may relate to the financial condition or operations of Borrower on a Consolidated basis in any material respect.
          (C) If Borrower shall fail to perform or observe any material term, covenant or agreement contained in this Agreement on its part to be performed or observed (other than those set forth in Section 8.01(A) hereof), and any such failure remains unremedied for fifteen (15) calendar days after Bank has given Borrower notice thereof in compliance herewith, or, if such default is not remediable within said fifteen (15) day period, Borrower is not diligently taking all necessary steps to remedy the default as promptly as practicable.
          (D) If Borrower or any Subsidiary shall fail to pay any material Credit Obligation owing by it, or any interest or premium thereon, when due, whether such Credit Obligation shall become due by scheduled maturity, by required prepayment, by

                             -36-
                                                                     Page 92
acceleration, by demand or otherwise, or shall fail to perform any material term, covenant or agreement on its part to be performed under any material agreement or instrument evidencing or securing or relating to any such Credit Obligation when required to be performed, if the effect of such failure is to accelerate, or to permit the holder or holders of such Credit
Obligation to accelerate, the maturity of such Credit Obligation, and such failure has a material adverse effect on the financial condition, properties or operations of Borrower on a Consolidated basis, whether or not such failure to perform shall be waived by the holder or holders of such Credit Obligation, unless such waiver has the effect of terminating the right of such holder or holders to accelerate the maturity of such Credit Obligation as a result of such failure.
          (E) If an order for relief shall be entered against Borrower or if Borrower shall become insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of its creditors; or if Borrower shall apply for a consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of Borrower, and

                             -37-
                                                                      Page 93
shall continue undischarged for a period of sixty (60) days without Borrower seeking to have him discharged; or if Borrower shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or if any such proceeding shall be instituted (by petition, application or otherwise) against Borrower and an order for relief shall be entered in such proceeding or such proceeding shall remain undismissed for a period of sixty (60) days without Borrower seeking to have it dismissed, or if any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against property of Borrower which represents a substantial portion of the property of Borrower on a Consolidated basis and such judgment, writ, or similar process shall not be released, vacated or fully bonded within sixty (60) days after its issue or levy.
          (F) If (1) any Reportable Event, or any failure of compliance required by Section 7.18 hereof, that Bank reasonably determines in good faith creates a reasonable possibility of the termination of any material Plan or of the appointment by the appropriate United States district court of a trustee to

                             -38-
                                                                      Page 94
administer any such Plan shall have occurred and be continuing thirty (30) days after written notice to such effect shall have been given to Borrower by Bank, or (2) the plan administrator of any such Plan shall file with the Pension Benefit Guaranty
Corporation a notice of intention to terminate such Plan, without indicating an intention to create a new Plan, or (3) the Pension
Benefit Guaranty Corporation shall institute proceedings to terminate any such Plan or to appoint a trustee to administer any such Plan and such proceedings shall remain undismissed or unstayed for three (3) Business Days and if, in any of the cases described in the foregoing clauses (1) to (3), Bank further reasonably determines in good faith that the amount of the unfunded guaranteed benefits (within the meaning of Title IV of ERISA) resulting upon termination of an such Plan would have a material adverse affect on the financial condition, properties or operations of Borrower on a Consolidated basis if a lien against the assets of Borrower were to result under ERISA.
          SECTION 8.02. Termination of Commitment; Acceleration.
If any of the events described in Section 8.01 ("Events of Default") shall occur and be continuing beyond the applicable notice and/or grace period, if any, relating thereto, as set forth in said Section, Bank may (A) declare the Commitment to be

                             -39-
                                                                     Page 95
terminated, whereupon the Commitment and the obligation of Bank to make Loans hereunder shall forthwith terminate, and (B) declare the entire unpaid principal amount of the Note, all interest accrued and unpaid thereon and all other amounts payable hereunder to be forthwith due and payable, whereupon the Note, all such accrued interest and all such amounts shall become and be forthwith due and payable upon notice to Borrower, without presentment, demand, protest, or other further notice of any kind, all of which are hereby expressly waived by Borrower.

                        ARTICLE IX
                       MISCELLANEOUS
          SECTION 9.01. No Waiver; Cumulative Remedies. No failure or delay on the part of Bank or Borrower in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. No waiver of any provision hereof shall be effective unless the same shall be in writing and signed by the party against which enforcement is sought. The remedies herein

                             -40-
                                                                      Page 96
provided are cumulative and not exclusive of any remedies provided by law.
          SECTION 9.02. Costs and Expenses. Borrower agrees to pay on demand all reasonable costs and expenses of Bank in connection with the preparation, execution, delivery and administration of this Agreement, the Note and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel with respect thereto). In addition, Borrower agrees to pay on demand all reasonable costs and expenses, if any, of Bank in connection with the enforcement by Bank of this Agreement, the Note and the other instruments and documents to be delivered hereunder
(including the reasonable fees and out-of-pocket expenses of legal counsel with respect thereto). Also, Borrower shall indemnify Bank for any damages incurred by Bank by reason of the use of the proceeds of the Loans other than as provided in
Section 7.01 hereof.
         SECTION 9.03.  Notice.  Except as specifically
provided in Section 2.02 hereof with respect to the making of Loans, all reports, requests, demands and notices (collectively, "notices") required or permitted by this Agreement to be given to a party shall be in writing and shall be deemed to be duly given

                             -41-
if personally delivered or on the fourth (4th) Business Day after being mailed (by certified or registered mail, return receipt requested) to the party concerned at the following address (or at such other address as a party may specify by notice to the
other):
    If to Borrower:     Route 130
                        Burlington, New Jersey 08016
                        Attn: Monroe G. Milstein and
                              Irving Yacht

    With copy to:       Phillips, Nizer, Benjamin, Krim & Ballon
                        40 West 57th Street
                        New York, New York 10019
                        Attn: Andrew R. Milstein, Esq.

    If to Bank:         155 East Broad Street
                        Columbus, Ohio 43251
                        Attn: Mr. Roger St. Cyr

    with copy to:       BancOhio National Bank
                        155 East Broad Street
                        Columbus, Ohio 43251
                        Attn: Legal Division

          No notice to Borrower or Bank shall be deemed duly given unless both the notice and the aforesaid copy are delivered as provided above.
          SECTION 9.04. Title 11, United States Code. Borrower and Bank agree to the following standards for assumption or attempted assignment of this Agreement pursuant to Title 11 of the United States Code, as the same may be amended from time to time ("Title 11") :

                             -42-
                                                                      Page 98

                (A) It is expressly agreed by and between Borrower and Bank that this Agreement constitutes a contract to extend both a loan and financial accommodation to or for the benefit of Borrower and that this Agreement may not be assumed or assigned pursuant to Title 11 without the express written consent of Bank; and
               (B) It is expressly agreed and stipulated by and between Borrower and Bank that this Agreement has been made with
Borrower: because of Borrower's reputations, abilities and talents, and the reputations, abilities and talents of Borrower's key employees and officers, and Bank's reliance upon such qualifications, which are particular and unique to Borrower and, without the express written consent of Bank, Bank is excused from accepting performance from or rendering performance to any assignee or successor (whether by operation of law or otherwise) of Borrower. Any provision of this Agreement which becomes unenforceable by reason of the commencement of a case under Title 11 shall again be valid and enforceable upon the termination of that case.
          SECTION 9.05. Governing Law. This Agreement and the Notes shall be governed in all respects by the laws of the State of Ohio and for all purposes shall be construed in accordance

                             -43-
                                                                      Page 99
with such laws. Borrower hereby consents to the jurisdiction of the courts of the State of Ohio in connection with actions brought by Bank therein to enforce its rights hereunder or under the Note.
           SECTION 9.06. Modification. This Agreement may not be modified, discharged or terminated orally.
           SECTION 9.07. Headings. Article and Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.
          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized on the date first above written.

BURLINGTON COAT FACTORY           BANCOHIO NATIONAL BANK
  WAREHOUSE CORPORATION

By:/s/ Monroe G. Milstein,        By: /s/ Roger St.Cyr,
       President                          Vice-President















                                   -44-
                                                                      Page 100

                                SCHEDULE "A"
                              INTEREST RATES

                                  PART  I

                                   Rates*

Prior to Commitment Termina-       On and After Commitment
    tion Date                        Termination Date

1. Prime Rate, Floating           Prime Rate + 1/4%, Floating

2. LIBOR, Fixed                   LIBOR + 1/4%, Fixed

3. Certificate of Deposit Rate,   Certificate of Deposit Rate +
   Fixed                          1/4%, Fixed

4. Bank's Rate for Ineligible     Bank's Rate for Ineligible
   Acceptances, Fixed             Acceptances + 1/4%, Fixed

5.  BancOhio Cost of Funding      BancOhio Cost of Funding Rate
    Rate, Fixed                    + 1/4%, Fixed




*  All terms used herein are defined in Schedule A, Part 2


















                             A-1
                                                                     Page 101

                           SCHEDULE "A"

                             PART 2

                           Definitions
        1. "BancOhio Cost of Funding Rate" means, with respect to any Interest Rate Period, a rate of interest equal to 50 basis points per annum in excess of Bank's "cost of funding" for a loan of equal term, as determined by Bank, determined as if Bank funded the term loan by a borrowing by Bank in any market chosen by Bank (such as, but not limited to, eurodollars or certificates of deposit matched lending) of an amount sufficient to fund the term loan for a similar term, regardless of whether or not Bank actually chooses so to fund the term loan. The "costs of funding" shall include those direct costs to Bank which would be associated with obtaining a sufficient amount of dollars in the market chosen by Bank to lend to Borrower the amount of the term loan requested for the period involved and also shall include indirect costs to Bank of obtaining such funds, such as, but not limited to, reserves, insurance (such as, but not limited to, FDIC insurance), regulatory or governmental charges, fees, licenses, taxes or surcharges which may be imposed, assessed or otherwise could be incurred by reason of the acquisition of such funds, and any indirect costs to Bank of making loans, such as, but not limited to, reserves, insurance, regulatory or governmental charges, fees, licenses, taxes or surcharges

                             A-2
                                                                      Page 102
relating thereto, but exclusive of Bank's overhead costs unrelated to making loans.
         2. "Certificate of Deposit Rate" means with respect to any Interest Rate Period, that rate per annum which is the sum of 56 basis points, plus:

         (A) the quotient of (1) the per annum rate of interest (expressed as a percentage) offered by Bank as of 10:00 A.M. (Columbus, Ohio, time) (or as soon thereafter as practicable) on the first day of the applicable Interest Rate Period for the purchase of its certificates of deposit in denominations of $500,000.00 and having a maturity comparable to such Interest Rate Period, divided by (2) a percentage equal to 100% minus the maximum rate of all reserve requirements (expressed as a percentage) as specified in Regulation D of the Board of Governors of the Federal Reserve System (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that for the date the Certificate of Deposit Rate is being determined would be applicable during the Interest Rate Period to a negotiable certificate of deposit of Bank in an amount of $500,000.00 and with a maturity period equal to the Interest Rate Period, plus

         (B) the annual assessment rate per annum (expressed as a percentage estimated by Bank on the first day of the applicable Interest Rate Period for determining the then current annual assessment payable by Bank to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring U.S. Dollar Deposits of Bank in the United States).

         3. "Bank's Rate for Ineligible Acceptances" means, with respect to any Interest Rate Period,
               (A) a rate equal to 80 basis points per annum in excess of the bid rate for Ineligible Acceptances as quoted on

                             A-3
the first day of the applicable Interest Rate Period by a New York City broker/dealer chosen by Bank dealing in similar operations, or
               (B) in the event that there is no such quote available on the day of delivery, then a rate equal to 100 basis points per annum in excess of the bid rate for banker's acceptances eligible for discount with Federal Reserve Banks under Section 201.4(b) of Regulation A of the Board of Governors of the Federal Reserve System as quoted on the first day of the applicable Interest Rate Period by a New York City broker/dealer chosen by Bank dealing in similar operations.
          4. "Fixed" means that the interest rate chosen shall remain in effect for the entire Interest Rate Period.
          5. "Floating" means that the interest rate chosen shall change during the Interest Rate Period based upon the changes made in such interest rate from time to time during the Interest Rate Period.
          6. "Ineligible Acceptance" shall mean a banker's acceptance not eligible for discount with Federal Reserve Banks under Section 201.4(b) of Regulation A of the Board of Governors of the Federal Reserve System.
          7. "Interest Rate Period" means: (A) with respect to each LIBOR Loan:
               (1) initially, the period commencing on the date of such borrowing and ending one, two, three or six months

                             A-4
                                                                     Page 104
thereafter, as Borrower may elect in the applicable notice of borrowing; and
               (2) thereafter, each period commencing on the last day of the next preceding Interest Rate Period applicable to such borrowing and ending one, two three or six months thereafter, as Borrower may elect pursuant to Section 2.06 of the Agreement, provided that:
          (a) no Interest Rate Period shall extend beyond the Commitment Termination Date;
          (b) any Interest Rate Period which would otherwise end on a day which is not a Working Day shall be extended to the next succeeding Working Day unless such Working Day falls in another calendar month, in which case such Interest Rate Period shall end on the next preceding Working Day;
          (c)  any Interest Rate Period which begins on the last
Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Rate Period) shall, subject to clause (d) below, end on the last Working Day of a calendar month; and
         (d) if any Interest Rate Period includes a date on which a payment of principal of the Loans is required to be made but does not end on such date, then (i) the principal amount (if any) of each LIBOR Loan required to be repaid on such date shall have an Interest Rate Period ending on such date, and (ii) the

                             A-5
                                                                     Page 105
remainder (if any) of each such LIBOR Loan shall have an Interest Rate Period determined as set forth above.
         (B)  With respect to each Certificate of Deposit Rate,
Bank's Rate for Ineligible Acceptances or BancOhio Cost of
Funding Rate Loan:
               (1) initially, the period commencing on the date of such borrowing and ending thirty (30), sixty (60), ninety (90) or one hundred eighty (180) days thereafter, as Borrower may elect in the applicable notice of borrowing; and
               (2) thereafter, each period commencing on the last day of the next preceding Interest Rate Period applicable to such borrowing and ending thirty (30), sixty (60), ninety (90), or one hundred eighty (180) days thereafter, as Borrower may elect pursuant to Section 2.06 of the Agreement, provided that:
          (a) no Interest Rate Period shall extend beyond the Commitment Termination Date;
          (b)  Any Interest Rate Period (other than an Interest
Rate Period determined pursuant to clause (c) below) which would otherwise end on a day which is not a Working Day shall be extended to the next succeeding Working Day; and
          (c) any Interest Rate Period includes a date on which payment of principal of the Loans is required to be made does not end on such date, then the principal amount (if any) of each Certificate of Deposit Rate, Bank's Rate for Ineligible

                             A-6

Acceptances or BancOhio Cost of Funding Rate Loan shall have an
Interest Rate Period determined as set forth above.
         8.   "LIBOR Loan" means any Loan which bears interest at LIBOR.

         9. "LIBOR" means with respect to any Interest Rate Period that rate which is the sum of:

          (A) the rate per annum equal to 50 basis points per annum in excess of the rate per annum at which deposits in United States Dollars are offered to Bank in the London interbank market at approximately 10:00 A.M. (Columbus, Ohio, time) (or as soon thereafter as practicable) two Working Days before the first day of such Interest Rate Period in an amount approximately equal to the principal amount of the LIBOR Loan to which such Interest
Rate Period is to apply and for a period of time comparable to such Interest Rate Period; plus
               (B) the percentage, expressed in basis points, equivalent to the maximum rate of all reserve requirements as specified in all applicable regulations (including, without limitation, Regulation D of the Board of Governors of the Federal
Reserve System, any marginal, emergency, supplemental, special or other reserves) that for the date(s) such rate is being determined could be applicable during the Interest Rate Period.

                             A-7

    10. "Prime Rate" means the rate of interest publicly announced by Bank in Columbus, Ohio, from time to time as its Prime Rate, subject to change at any time without notice, and effective as of Bank's opening of business on each applicable date of change in the Prime Rate.

















                                     A-8

                               SCHEDULE "B"
                             MATURITY DATES


Rate Chosen                        Maturity Date

Prime Rate                         No Fixed Time
LIBOR                              30, 60, 90 or 180 days
Certificate of Deposit Rate        30, 60, 90, 120, 150 or
                                   180 days

Bank's Rate for Ineligible         30, 60, 90, 120, 150 or
Acceptances                        180 days

BancOhio Cost of Funding Rate      No Fixed Time

                  REVOLVING LOAN PROMISSORY NOTE
$25,000,000.00                                   Columbus, Ohio
                                                 August 30, 1985

          For Value Received, the undersigned, promises to pay to the order of BANCOHIO NATIONAL BANK ("Bank") the principal sum of Twenty-Five Million and 00/100 Dollars ($25,000,000.00) or so much thereof as may be disbursed to, or for the benefit of, the undersigned and remain unpaid, together with interest thereon from the date hereof in the manner and at the rate or rates hereinafter specified.
          The indebtedness evidenced by this Note consists of a revolving credit line extended to the undersigned by Bank pursuant to a Revolving Credit Agreement of even date ("Credit Agreement"), which Credit Agreement is incorporated herein by reference as if fully rewritten herein. The Credit Agreement contemplates a series of Loans (as defined therein) from Bank to the undersigned with varying amounts, payment terms and interest rates. It is the intent of the undersigned and Bank that this Note shall evidence the indebtedness created by all of the Loans. The interest rates payable on the indebtedness evidenced hereby, the repayment terms, the maturity dates, the prepayment privilege and the computation of interest shall be determined in accordance with the terms of the Credit Agreement. The amount, date, interest rate and maturity date of all advances evidenced

                             -1-
                                                                     Page 110
by this Note and whether the same have been repaid shall be noted hereon, but failure to do so shall not affect Bank's right to collect repayment of said advances.
          If default be made in the payment of any sum due under this Note or should an Event of Default (as defined therein) occur in the Credit Agreement and continue beyond the applicable notice and/or grace period, if any, relating thereto, the entire principal sum and accrued interest evidenced by this Note shall at once become due and payable at the option of the holder of this Note. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.
          Any and all moneys now or at any time hereafter owing to the undersigned from the holder hereof are hereby pledged for the security of this and all other indebtedness from the undersigned to the legal holder hereof and may be paid and applied thereon at any time such indebtedness becomes due or is declared due and payable.
          No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right and/or remedy on any future occasion.

                             -2-
                                                                     Page 111

         All persons now or hereafter liable, primarily or secondarily, for the payment of the indebtedness evidenced hereby or any part thereof, do hereby expressly waive presentment for payment, notice of dishonor, protest and notice of protest, and agree that the time for payment or payments of any part of the indebtedness evidenced hereby may be extended without releasing or otherwise affecting their liability hereon, or the lien of any deed of trust, mortgage, assignment, or security agreement, if any, then or hereafter securing this Note.
          As a specifically bargained inducement for Bank to extend credit giving rise to the indebtedness evidenced hereby, the undersigned and Bank agree that: ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING FROM OR OUT OF THIS NOTE OR ITS MAKING, VALIDITY OR PERFORMANCE, AT THE SOLE OPTION OF THE BANK OR LEGAL HOLDER HEREOF, SHALL BE PROSECUTED AS TO ALL PARTIES AND THEIR SUCCESSORS AND ASSIGNS AT COLUMBUS, OHIO. THE UNDERSIGNED CONSENTS TO AND SUBMITS TO THE EXERCISE OF JURISDICTION OVER ITS PERSON BY ANY COURT SITUATED AT COLUMBUS, OHIO, AND HAVING JURISDICTION OVER THE SUBJECT MATTER. The undersigned hereby irrevocably appoints and designates Roger St. Cyr or Dorothy M. Horvath, whose address is 155 East Broad Street, Columbus, Ohio 43251, or any other person whom Bank, after giving the undersigned five (5) days written notice thereof

                                  -3-
                                                                     Page 112
may appoint, as its true and lawful attorney-in-fact and duly authorized agent for service of legal process and agrees that service of such process upon such party shall constitute personal service of such process upon it, provided that such attorney-in-fact, within two (2) days after receipt of such process, shall forward the same, by certified or registered mail, together with all papers affixed thereto, to the undersigned at its address as set forth in the Credit Agreement.
          If any rate of interest presently or hereafter provided for herein may not be collected from the undersigned under applicable law, the rate of interest provided for herein shall be reduced to, and payee may collect from the undersigned, the maximum rate permissible under applicable law.
This Note is deemed to be executed at Columbus, Franklin County, Ohio.

                                  BURLINGTON COAT FACTORY
                                   WAREHOUSE CORPORATION



                                  By:__________________________
                                     Monroe G. Milstein,
                                     President


                           Transactions Record

                    Initial
Amount    Interest  Interest    Maturity  Amount
Date     Disbursed  Index       Rate        Date         Repaid


                             -4-
                                                                    Page 113

                            Exhibit 6.04

          An action entitled Irving Commercial Corporation v. Burlington Coat Factory Warehouse Corporation was commenced in the Fall of 1984 in the United States District Court for the Southern District of New York alleging that Borrower failed to pay invoices assigned to plaintiff by Tradewinds Apparel Inc. in the total amount of $354,000. A settlement was reached by the parties requiring that Borrower pay plaintiff $100,000 in satisfaction, of all claims arising from the invoices at issue. It is possible that the requirement to pay this amount to plaintiff technically might be considered material to the financial postion of Borrower.










                             -1-
                                                                    Page 114

                             Exhibit 6.05

          There are no actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against Borrower or any Subsidiary or any of their properties before any court or governmental department, commission, board, bureau, agency or instrumentality (domestic or foreign) that, if determined adversely to Borrower or such Subsidiary, would have a material adverse effect on the financial condition or operations of Borrower and Subsidiaries on a Consolidated basis, except as set forth below. No action or the like is even considered as possibly having a material adverse effect unless the amount involved currently is in excess of $100,000. Also listed are certain matter's where the amount in controversy is not known. These may or may not be material.
         1.   An action entitled Diane Lambrecht d/b/a D's
Tailor Shop v. Burlington Coat Factory Warehouse Inc. was commenced in Kent County Circuit Court, Michigan, on July 12, 1985. Plaintiff seeks damages in the amount of $250,000 alleging breach of contract and discrimination based on marital status in connection with the termination of plaintiff's alteration and tailoring services for Burlington Coat Factory Warehouse of Grand Rapids, Inc. and Burlington Coat Factory Warehouse of Lansing, Inc.

                             -1-

           2. Several proceedings have been commenced by former employees for wrongful termination, alleging sex discrimination, racial discrimination and national origin discrimination. It is impossible to determine the exposure of Borrower or any of its Subsidiaries to liability in these cases. A description of said proceedings follows.
          (1) A complaint entitled Amensa S. Hamdani v. Burlington Coat Factory Warehouse, Inc., Complaint No. 2850685, was filed with the Texas Commission on Human Rights (the "Commission") by a former employee of Burlington Coat Factory Warehouse of Euless, Inc. alleging racial discrimination and national origin discrimination. Borrower submitted a Position Paper denying the charge and is cooperating with the Commission in its investigation.
         (2)  A complaint entitled Carol Baulknight v.
Burlington Coat Factory Warehouse, Inc., Charge No.###-##-####, was filed by a former employee of Burlington Coat Factory Warehouse of Randall, Inc. with the Equal Employment Opportunity Commission (the "EEOC") alleging racial discrimination. Borrower submitted a Position Paper denying the charge. The EEOC has made a determination on July 15, 1985 not to proceed with the charge because it was unable to substantiate the allegations of discrimination. Baulknight, however, has the right to bring a

                             -2-
                                                                     Page 116
civil action against the defendant within 90 days after receipt of the EEOC's finding.
           (3)      A complaint entitled Ivan Rosa V. Burlington Coat
Factory Warehouse, Inc., Charge No. ###-##-####, was filed with the EEOC by Ivan Rosa, a former employee of Burlington Coat
Factory Warehouse of Memphis, Inc., alleging national origin discrimination. Borrower has submitted a Position Paper in response to the charge, denying same.
















                                    -3-
                                                                     Page 117

                            Exhibit 6.06



None







































                             -1-
                                                                     Page 118

                         Exhibit 6.08

          The property and assets of Borrower and, to the best of Borrower's knowledge of each Subsidiary, are not subject to any material lien, encumbrance or security interest that has arisen other than in the normal course of business, except as follows:
          1. A lien search conducted in the State of Ohio relating to Borrower uncovered a lien relating to the following matters. Bonnise J. Character, an employee of Burlington Coat Factory Warehouse of Columbus, Inc. ("Burlington"), in 1984 filed a worker's compensation claim with the Ohio Bureau of Worker's Compenation. It was subsequently discovered by the Bureau that Burlington's Worker's Compensation Insurance had not as yet been paid. On January 12, 1984 an Application was filed against Burlington in Ohio for noncompliance with the statutory requirements regarding Worker's Compensation. This resulted in the filing uncovered by the search.





                             -1-
                                                                   Page 119

                          EXHIBIT 6.10

          Prior to November 1, 1983, Borrower and certain of its Subsidiaries maintained pension Plans. These Plans covered eligible employees at approximately twenty of the Burlington Coat Factory Warehouse stores. Borrower ceased making contributions to its pension Plan for eligible employees in all but one of its stores effective for the fiscal year beginning on November 1, 1983. In addition, as of such date, the Subsidiaries which maintain separate pension Plans also ceased making contributions to their respective pension Plans. The cessation of contributions to such Plans (A) has not resulted and will not result in the imposition of any lien or liens for a claim or claims of $500,000 or more in the aggregate under ERISA on Borrower and/or any Subsidiary or Subsidiaries and (B) otherwise has not had and will not hiave a material adverse effect on the financial condition of Borrower and Subsidiaries on a Consolidated basis.

                          EXHIBIT 6.12

NAME AND ADDRESS                                 STATE OF INCORPORATION

Burlington Coat Factory Outlet of Eynon, Inc.        Pennsylvania
Eynon Plaza-Route 6
Eynon, Pennsylvania 18403

Burlington Coat Factory Outlet, Inc.                 Pennsylvania
Baltimore Pike & Oak Avenue
Clifton Heights, Pennsylvania 19018

Burlington Coat Factory Warehouse of Arlington, Inc. Illinois
30 West Rand Road
Arlington Heights, Illinois 60004

Burlington Coat Factory Warehouse of Atlanta, Inc.   Georgia
Buford-Claremont Shopping Center
4166 Buford Highway
Atlanta, Georgia 30345

Burlington Coat Factory Warehouse of Cicero, Inc.    Illinois
8101 South Cicero Avenue
Chicago, Illinois 60625

Burlington Coat Factory Warehouse of Charlotte, Inc. North Carolina Charlottetown Mall
601 Independence Blvd.
Charlotte, North Carolina 28204

Burlington Coat Factory Warehouse of Chicago, Inc.   Illinois
7340 W. Foster Avenue
Chicago, Illinois 60656

Burlington Coat Factory Warehouse of Cincinnati, Inc.  Ohio
435 E. Kemper Road
Springdale, Ohio 45246

Burlington Coat Factory Warehouse of Connecticut, Inc. Connecticut 800 Barnum Avenue
Stratford, Connecticut 06497

Burlington Coat Factory Warehouse of Detroit, Inc.   Michigan
39200 Van Dyke Avenue
Sterling Heights, Michigan 48078

Burlington Coat Factory Warehouse of East Hartford, Inc. Connecticut Silver Lane Shopping Center
820 Silver Lane Road East
Hartford, Connecticut 06118



                                 -1-
                                                                     Page 121

NAME AND ADDRESS                                       STATE OF INCORPORATION

Burlington Coat Factory Warehouse of East Providence, Inc.     Rhode Island
Gansett Shopping Center
60 East Newport Avenue
East Providence, Rhode Island 02916

Burlington Coat Factory Warehouse of Grand Rapids, Inc.        Michigan
East Brook Shopping Center
3665 28th Street, S.E.
Grand Rapids, Michigan 49508

Burlington Coat Factory Warehouse of Illinois, Inc.            Illinois
920 S. Milwaukee Avenue
Libertyville, Illinois 60048

Burlington Coat Factory Warehouse of Indianapolis, Inc.         Indiana
East Gate Shopping Center
7150 E. Washington Street
Indianapolis, Indiana 46219

Burlington Coat Factory Warehouse of Long Island, Inc.         New York
101 Sunrise Highway
Amityville, New York 11701

Burlington Coat Factory Warehouse of Marietta, Inc.            Georgia
Town & Country Shopping Center
1255 Reswell Road N.E.
Marietta, Georgia 30062

Burlington Coat Factory Warehouse of Maryland, Inc.           Maryland
Penn Marr Shopping Center
32 Donnell Road
Forestville, Maryland 20747

Burlington Coat Factory Warehouse of Memphis, Inc.            Tennessee
East Gate Mall
5100 Park Avenue
Memphis, Tennessee 38117

Burlington Coat Factory Warehouse of Merrillville, Inc.        Indiana
8311 Broadway
Merrillville, Indiana 46410

Burlington Coat Factory Warehouse of Milwaukee, Inc.         Wisconsin
1501 W. Zellman Court
Milwaukee, Wisconsin 53221

Burlington Coat Factory Warehouse of Natick, Inc.         Massachusetts
Speen Street & Route 9
Natick, Massachusetts 01760



                                 -2-
                                                                   Page 122

NAME AND ADDRESS                                 STATE OF INCORPORATION

Burlington of Montville, Inc.                             New Jersey
Route 46 West
Pinebrook, New Jersey 07652

Burlington Coat Factory Warehouse of New London, Inc.     Connecticut
New London Shopping Center
208-276 Bridge Approach Road
New London, Connecticut 06320

Burlington Coat Factory Warehouse of Paramus, Inc.         New Jersey
651 Route 17
North Paramus, New Jersey 07652

Burlington Coat Factory Outlet of Reading, Inc.           Pennsylvania
1920 Kutztown Road
Reading, Pennsylvania 19604

Burlington Coat Factory Warehouse of Saginaw, Inc.          Michigan
3375 East Holland Avenue
Saginaw, Michigan 48601

Burlington Coat Factory Warehouse of Scarsdale, Inc.       New York
955 Central Avenue
Scarsdale, New York 10583

Burlington Coat Factory Warehouse of Southfield, Inc.      Michigan
Southfield Plaza Shopping Center
29720 Southfield Road
Southfield, Michigan 48075

Burlington Coat Factory Warehouse of Villa Park, Inc.     Illinois
174 Roosevelt Road
Villa Park, Illinois 60181

Burlington Coat Factory Warehouse of Virginia, Inc.        Virginia
3524 S. Jefferson Street
Bailey's Cross Road, Virginia 22041

Georgetown Fashions, Inc.                                 New  York
2900 Middle Country Road
Lake Grove, New York 11755

Manchester Coat Factory Warehouse, Inc.                 New Hampshire
59 Dow & Canal Streets
Manchester, New Hampshire 03101

Burlington Coat Factory Warehouse of Colonie, Inc.        New  York
664 New Loudon Road
Latham, New York 12110



                                     -3-
                                                                     Page 123

NAME AND ADDRESS                                  STATE OF INCORPORATION

Burlington Coat Factory Warehouse of Henrietta, Inc.      New  York
Southtown Plaza
3333 W.  Henrietta  Road
Rochester, New York 14623

Burlington Coat Factory Warehouse of Cleveland, Inc.         Ohio
Southland Shopping Center
6875 Southland Drive
Middleburgh Heights, Ohio 44130

Burlington Coat Factory Warehouse of Ann Arbor, Inc.        Michigan
Arborland Mall
3521 Washtenaw Avenue
Ann Arbor, Michigan 48104

Burlington Coat Factory Warehouse of Redford, Inc.           Michigan
Redford Plaza
9321 Telegraph Avenue
Redford, Michigan 48239

Burlington Coat Factory Warehouse of Greensboro, Inc      North Carolina
Greensboro Outlet  Mall
801 Merritt Drive
Greensboro, North Carolina 27407

Burlington Coat Factory Warehouse of Aurora, Inc.            Colorado
Aurora Plaza
6th Avenue & Peoria Street
Aurora, Colorado  80010

Famous Brands of Dallas, Inc.                                  Texas
Northtown Mall
Webb Chapel Road & Interstate 635
Dallas, Texas 75234

Burlington Coat Factory Warehouse of Peoria, Inc.             Illinois
Peoria Outlet Mall - 7915 N. Hale Highway
Peoria, Illinois  61615

Burlington Coat Factory Warehouse of Burlington, Inc.     North Carolina
Interstate 85
Burlington, North Carolina 27215

Burlington Coat Factory Warehouse of Des Moines, Inc.        Iowa
4094 Merle Hay Road
Des Moines, Iowa  50310

Burlington Coat Factory Warehouse of Wichita, Inc.            Kansas
4175 E. Harry Street
Wichita, Kansas 67218


                             -4-
                                                                     Page 124

NAME AND ADDRESS                                  STATE OF INCORPORATION

Burlington Coat Factory Warehouse of York, Inc.              Pennsylvania
North Mall Factory Outlet
351 Loucks Road
York, Pennsylvania 17404

Burlington Coat Factory Warehouse of Virginia Beach, Inc.       Virginia
880 S. Military  Highway
Virginia Beach, Virginia 23453

Burlington Coat Factory Warehouse of Randall, Inc.               Ohio
4601 Northfield  Road
N. Randall, Ohio 44128

Burlington Coat Factory Warehouse of Columbus, Inc.              Ohio
Graceland Shopping Center
270 Graceland Blvd.
Columbus, Ohio  43214

Burlington Coat Factory Warehouse of Nashville, Inc.          Tennessee
100 Oaks Shopping, Center
Nashville, Tennessee 37204

Burlington Coat Factory Warehouse of Tulsa, Inc.              Oklahoma
2625 South Memorial Drive
Tulsa, Oklahoma 74129

Burlington Coat Factory Warehouse of Kansas City, Inc.         Kansas
Kennedy & Cohen Bldg.
9250 Marshall Drive
Lenaxa, Kansas  66215

Burlington Coat Factory Warehouse of Eatontown, Inc.         New Jersey
Tinton Falls Plaza
980 Shrewsbury Plaza
Tinton Falls, New Jersey 07724

Burlington Coat Factory Warehouse of Buffalo, Inc.           New York
1551 Niagra Falls Blvd.
Amherst, New York  14226

Burlington Coat Factory Warehouse of Pittsburgh, Inc.      Pennsylvania
607 Clairton Blvd.
Pittsburgh, Pennsylvania 15236

Burlington Coat Factory Warehouse of Huntsville, Inc.        Alabama
Huntsville Outlet Mall Clinton
Street & Memorial Pkwy.
Huntsville, Alabama 35804




                             -5-
                                                                   Page 125

NAME AND ADDRESS                                 STATE OF INCORPORATION

Burlington Coat Factory Warehouse of Allen, Inc.     Texas
Belz Factory Outlet Mall
800 Shelby Drive/Box 120
Allen, Texas 75002

C.L.B., Inc.                                         Delaware
2625 Concord Pike
P.O. Box 7138
Wilmington, Delaware 19803

C.F.I.C. Corporation                                 Delaware
2625 Concord Pike
P.O. Box 7138
Wilmington, Delaware 19803

C.F.B., Inc.                                         Delaware
2625 Concord Pike
P.O. Box 7138
Wilmington, Delaware 19803

Penn Fashions, Inc.                                  Pennsylvania
Route 130, North
Burlington, New Jersey 08016

Penn Plaza Fashions, Inc.                            Pennsylvania
Route 130, North
Burlington, New Jersey 08016

PNN. Ltd.                                            New Jersey
Route 130, North
Burlington, New Jersey 08016

Monroe G. Milstein, Inc.                             New York
263 West 38th Street
New York, New York  10018

Burlington Coat Factory Warehouse of                 Colorado
  Colorado Springs, Inc.*
1225 A North Circle Drive
Colorado Springs, Colorado 80909

Burlington Coat Factory Warehouse of Raleigh, Inc.* North Carolina South Hill Shopping Mall
1213 Buck Jones Road
Raleigh, North Carolina 27606

Burlington Coat Factory Warehouse of Louisville, Inc.* Kentucky
Shelbyville Plaza
4600 Shelbyville Road
Louisville, Kentucky 40207


                             -6-
                                                                    Page 126

NAME AND ADDRESS                                    STATE OF INCORPORATION

Burlington Coat Factory Warehouse of St. Louis, Inc.**     Missouri
100 Mall Parkway
Wenzville, Missouri 63385

Burlington Coat Factory Warehouse of East St. Louis, Inc.**  Missouri
Value World
4300 North Karrington Avenue Box 1
Kansas City, Missouri 61461

Burlington Coat Factory Warehouse of New Jersey, Inc.*          New Jersey

Burlington Coat Factory Warehouse of Ohio, Inc.**                    Ohio

Burlington Coat Factory Warehouse of Pennsylvania, Inc.*** Pennsylvania



* Corporations duly incorporated and organized but business not yet comenced.

** Corporations duly incorporated, in the process of being organized and business not yet commenced.

*** Corporation duly incorporated, not yet organized and may not become active.



























                             -7-
                                                                     Page 127

                              AMENDMENT NO. 1
                       TO REVOLVING CREDIT AGREEMENT


       THIS AMENDMENT NO. 1 ("the Amendment") is made to the Revolving Credit Agreement (the "Agreement") dated August 30, 1985 executed by and between BURLINGTON COAT FACTORY WAREHOUSE CORPORATION, a corporation duly organized under the laws of the State of Delaware with its principal place of business located at Route 130, Burlington, New Jersey 08016 (herein called "Borrower"), and
BANCOHIO NATIONAL BANK, a national banking association with its principal office at 155 East Broad Street, Columbus, Ohio 43251 (herein called "Bank").

                            W I T N E S S E T H:

    WHEREAS, Borrower and Bank entered into the Agreement pursuant to which Bank extended credit to Borrower up to a maximum principal amount of Twenty-five Million and no/100 Dollars
($25,000,000) pursuant to the terms of the Agreement; and

    WHEREAS, Borrower an Bank desire to amend the Agreement in part to provide for an extension of time with respect to the availability of the Commitment as defined in the Agreement.

    NOW THEREFORE, the parties hereto, in consideration of the mutual promises and covenants herein contained, agree as follows:

    1. Section 3.0 of the Agreement is hereby amended by deleting the date "August 29, 1988" as written and substituting the date "August 28, 1989" in substitution therefor.

    2. Borrower hereby expressly acknowledges and confirms that the representations and warranties of Borrower set forth in
Article VI of the Agreement are true and accurate on this date with the same effect as if made on and as of this date; that except as previously disclosed to Bank, no financial conditions or circumstance exists as to Borrower which would inevitably result in the occurrence of an Event of Default under Article VIII of the Agreement; and that except as previously disclosed to Bank, no event has occurred or no condition exists which constitutes, or with the running of time or the giving of notice would constitute an event of Default under Article VIII of the Agreement.

                             -1-
                                                                     Page 128

    3. Except as herein expressly modified, the parties hereto ratify and confirm all of the terms, conditions, warranties and covenants of the Agreement, including provisions for the payment of the Revolving Loan Promissory Note pursuant to the terms of the Agreement. This Amendment does not constitute the extinguishment of any obligation or indebtedness previously incurred.

    4. This Agreement shall be binding upon Borrower and Bank and their respective successors and assigns, and shall inure to the benefit of Bank and its respective successors and assigns.

    Executed by the parties hereto in manner and form sufficient to bind then on this ____ day of ___________, 1987 at Columbus, Ohio.


                             BURLINGTON COAT FACTORY WAREHOUSE
                             CORPORATION


                             By:/s/ Robert L. LaPenta, Jr.
                             Its: Chief Accounting Officer



                             BANCOHIO NATIONAL BANK


                             By:/s/ Roger St. Cyr
                                  Its: Vice President















                             -2-
                                                                     Page 129

                         AMENDMENT NO. 2
                 TO REVOLVING CREDIT AGREEMENT


This Amendment No. 2 (the "Amendment") is made to the Revolving Credit Agreement (the "Agreement") dated August 30, 1985 executed by and between BURLINGTON COAT FACTORY WAREHOUSE CORPORATION, a corporation duly organized under the laws of the State of Delaware, with its principal place of business at Route 130, Burlington, New Jersey 08016 (hereinafter "Borrower") and BANCOHIO NATIONAL BANK, 155 East Broad Street, Columbus, Ohio 43251 (hereinafter "Bank").


                            WITNESSETH:


WHEREAS, Borrower and Bank entered into the Agreement pursuant to which the Bank committed to extend credit to Borrower up to a maximum principal amount of Twenty-five Million Dollars
($25,000,000.00) pursuant to the terms of the Agreement; and

WHEREAS, Borrower and Bank entered into Amendment No. 1 to the
Agreement providing for an extension of the commitment termination date as defined in Section 3.1 of the Agreement to August 28 1989; and

WHEREAS, the parties hereto desire to further amend the Agreement to add Borrower's subsidiary Burlington Coat Factory Warehouse of New Jersey, Inc. as an additional borrower under the Agreement and to further amend the Agreement as hereinafter provided pursuant to the terms and conditions of this Amendment.

NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:

1.  Upon the execution of this Agreement, Burlington Coat Factory
    Warehouse of New Jersey, Inc., a corporation duly organized under the laws of the State of New Jersey, with its principal place of business located at Route 130, Burlington, New Jersey 08016, is hereby added to the Agreement as a borrower

                             -1-
                                                                     Page 130
    and it is hereby expressly agreed that Burlington Coat Factory
    Warehouse Corporation and Burlington Coat Factory
    Warehouse of New Jersey, Inc. shall have joint and several liability for any and all obligations created pursuant to the Agreement and any amendments, extensions or substitutions therefor. All singular references in the Agreement or any amendments, substitutions therefor. All singular references in the Agreement or any amendments, substitutions or extensions thereto shall mean Burlington Coat Factory
    Warehouse Corporation and Burlington Coat Factory Warehouse of New Jersey, Inc. and all terms and conditions of the Agreement shall apply to Burlington Coat Factory Warehouse
    Corporation and Burlington Coat Factory Warehouse of New
    Jersey, Inc. as if both has been original parties to the Agreement when executed.

2. Section 3.01 of the Agreement is hereby amended by deleting that Section in its entirety and substituting therefor the following:

    Section 3.01. Term. The term of the commitment shall be for a period commencing on August 30, 1985, and expiring three
    (3) years after April 29, 1988. On April 29, 1988, and on April 29 of each year thereafter the then current term of the Commitment shall automatically be extended for a period of one (1) additional year unless Bank notifies Borrower, not later than thirty (30) days prior to such annual anniversary date of April 29, that Bank desires the Commitment to terminate at the end of such then current term. The Commitment also shall terminate on the effective date of a notice given pursuant to Section 2.08 hereof reducing the Commitment by the full amount thereof. This Agreement shall terminate on the later of the Commitment Termination Date and the date of repayment in full of all of the Loans.

3. Section 4.02 of the Agreement is hereby amended by deleting that Section in its entirety and substituting therefor the following:

    Section 4.02. Repayment of Loans. Borrower shall repay the principal amount of the Loans outstanding on the Commitment Termination Date in twelve (12) consecutive quarterly installments on the last day of each March, June, September and December in each year commencing on the second of such

                             -2-
                                                                     Page 131
    dates occurring after the Commitment Termination Date. Each of the first eleven (11) of such installments shall be in the amount of whole dollars nearest to 1/12th of the principal amount of the Loans, and the last of such installments shall be in the amount necessary to repay in full the principal amount of the Loans.

4. Except as herein expressly modified, the parties hereto ratify and confirm all of the terms, conditions, warranties and covenants of the Agreement, including provisions for the payment of the Revolving Loan Promissory Note pursuant to the terms of the Agreement. This Amendment does not constitute the extinguishment of any obligation or indebtedness previously incurred.


5. This Agreement shall be binding upon Borrower and Bank and their respective successors and assigns, and shall inure to the benefit of Bank and its respective successors and assigns.

Executed by the parties hereto in manner and form sufficient to bind them on this 3rd day of February, 1987 at Columbus, Ohio.

                                  BURLINGTON COAT FACTORY
                                  WAREHOUSE CORPORATION


                                  By:/s/ Robert L. LaPenta, Jr.
                                  Its: Chief Accounting Officer


                                  BURLINGTON COAT FACTORY
                                  WAREHOUSE OF NEW JERSEY, INC.

                                  By:/s/ Robert L. LaPenta, Jr.
                                  Its: Chief Accounting Officer

                                  BANCOHIO NATIONAL BANK

                                  By:/s/ Roger St.Cyr
                                       Roger St.Cyr
                                  Its: Vice-President


                             -3-
                                                                     Page 132

                        AMENDMENT NO. 3 TO
                    REVOLVING CREDIT AGREEMENT


     THIS AMENDMENT NO. 3 (the "Amendment") is made to the Revolving Credit Agreement (the "Agreement") dated August 30, 1985 executed by and among BURLINGTON COAT FACTORY WAREHOUSE CORPORATION, a corporation duly organized under the laws of the State of Delaware with its principal place of business located at 1830 Route 130, Burlington, New Jersey 08016; BURLINGTON COAT FACTORY WAREHOUSE OF NEW JERSEY, INC., a corporation organized under the laws of the State of New Jersey with its principal place of business located at 1830 Route 130, Burlington, New Jersey 08016, jointly and severally, (herein collectively called "Borrower"), and BANCOHIO NATIONAL BANK, a national banking association with its principal office at 155 East Broad Street, Columbus, Ohio 43251 (herein called "Bank").

                            WITNESSETH:

     WHEREAS, the Agreement provides for extensions of credit to Borrower by Bank up to a maximum principal amount of Twenty-five
Million Dollars ($25,000,000.00) pursuant to the terms of the Agreement; and

     WHEREAS, Borrower and Bank have previously entered into amendments of the Agreement, as evidenced by an Amendment No. 1 dated January 7, 1987 and by an Amendment No. 2 dated February 3, 1987 (the "Prior Amendments") which Prior Amendments modified certain provisions of the Agreement with respect to the term of the Commitment, as defined in the Agreement, and with respect to the repayment of the Loans, as defined in the Agreement; and

     WHEREAS, Borrower and Bank desire to amend the Agreement in part to provide for an increase in the Commitment as defined in the Agreement and to evidence such increase in the Commitment pursuant to the terms of a substitute promissory note to be executed and delivered by Borrower in favor of Bank.

     NOW THEREFORE, the parties hereto, in consideration of the mutual promises and covenants herein contained, agree as follows:

     l.  The definition of a certain term appearing in Section
1.01 of the Agreement is hereby amended by deleting the definition


                             -1-
                                                                     Page 133
for such term appearing therein, and substituting therefor the following new definition for such term:

         "Current Liabilities" means all liabilities of Borrower on a Consolidated basis that, in accordance with generally accepted accounting principles consistently applied, would be classified as current liabilities of Borrower on a Consolidated basis, except that "Current Liabilities" shall not include any installment of principal due on the Note or any of the notes given by Borrower in connection with loans made by Mellon Bank
         (East) National Association ("Mellon")pursuant to the loan commitment of Mellon to Borrower being made at this time (the "Mellon Commitment"), whether or not same would be characterized as a short term obligation for accounting purposes. However, if Borrower has committed letters of credit in amounts in excess of Forty Million Dollars ($40,000,000.00), the amount of such letters of credit in excess of Forty Million Dollars ($40,000,000.00) shall be included as "Current Liabilities," but only to the extent of the first Forty Million Dollars ($40,000,000.00) of such excess

     2. Section 2.01 of the Agreement is hereby amended by deleting the phrase "Twenty-five Million Dollars ($25,000,000.00)" as it appears in such section and substituting therefor the phrase "Forty Million Dollars ($40,000,000.00)."

     3. Section 2.03 of the Agreement is hereby amended by deleting such section in its entirety as written and substituting therefor the following:

         Section 2.03 The Note. The Loans shall be evidenced by a substitute revolving loan promissory note of Borrower (the "Note"), dated the date of Amendment No. 3 to this Agreement, payable to the order of Bank in the principal amount of the Commitment and otherwise substantially in the form of Replacement Exhibit 2.03 attached hereto. The Note shall be in substitution for and shall now evidence the unpaid principal indebtedness existing under a former promissory note dated as of August 30, 1985 executed and delivered by Borrower to Bank in the original principal amount of $25,000,000.00 and payable in accordance with its terms. Upon the execution and

                             -2-
                                                                     Page 134
         delivery of the Note, all existing indebtedness under such previous note shall be considered refinanced and transferred to the Note in the principal amount thereof.
         In such event, the previous note shall be deemed satisfied and replaced by the Note. Bank shall endorse the Note with an appropriate notation indicating the amount of each Loan made by it hereunder and the amount of each payment or prepayment on account of the principal balance of the Note. A copy of each such annotation shall be delivered to Borrower promptly after same is made.

     4. Section 2.07 of the Agreement is hereby amended by deleting the phrase "three-eighths of one percent (0.375%)" as it appears in such section and substituting therefor the phrase "one-fourth of one percent (0.250%)."

     5. Section 9.03 of the Agreement is hereby amended by deleting the addresses stated in such section and substituting therefor the following:

         If to Borrower:          1830 Route 130
                                  Burlington, New Jersey 08016
                                  Attn: Monroe G. Milstein and
                                  Elisabeth R. Stout

         With copy to:            Myerson & Kuhn
                                  237 Park Avenue
                                  New York City, New York 10017
                                  Attn:  Paul Tang

         If to Bank:              155 East Broad Street
                                  Columbus, Ohio 43251-0030
                                  Attn: Roger J. St. Cyr

         With copy to:            BancOhio National Bank
                                  155 East Broad Street
                                  Columbus, Ohio 43251-0073
Attn: Legal Division

     6. Borrower hereby expressly acknowledges and confirms that the representations and warranties of Borrower set forth in
Article VI of the Agreement are true and accurate on this date with the same effect as if made on and as of this date; that

                             -3-
                                                                     Page 135
except as previously disclosed to Bank, no financial condition or circumstance exists as to Borrower which would inevitably result in the occurrence of at Event of Default under Article VIII of the Agreement; and that except as previously disclosed to Bank, no event has occurred or no condition exists which constitutes, or with the running of time or the giving of notice would constitute an Event of Default under Article VIII of the Agreement.

     7. Except as herein expressly modified, the parties hereto ratify and confirm all of the terms, conditions, warranties and covenants of the Agreement, as previously amended, and all other instruments executed in connection with the Agreement, including provisions for the payment of the Note pursuant to the terms of the Agreement. This Amendment does not constitute the extinguishment of any obligation or indebtedness previously incurred, nor does it in any manner affect or impair any right or remedy previously granted to Bank, all of such rights and remedies to be continued in full force and effect until the indebtedness described herein is fully satisfied.

     8. This Amendment shall be binding upon Borrower, and Bank and their respective successors and assigns, and shall inure to the benefit of Bank and its respective successors and assigns.

     Executed by the parties hereto in manner and form sufficient to bind them on this 1st day of June, 1989 and deemed to be executed at Columbus, Ohio.

                                  BURLINGTON COAT FACTORY
                                  WAREHOUSE CORPORATION

                                  By:/s/ Andrew R. Milstein
                                  Its: Vice-President


                                  BURLINGTON COAT FACTORY
                                  WAREHOUSE OF NEW JERSEY, INC.

                                  By:/s/ Andrew R. Milstein
                                  Its: Vice-President


                                  BANCOHIO NATIONAL BANK

                                  By:/s/ Roger J. St. Cyr
                                  Its: Vice-President
                                 -4-

                       REPLACEMENT EXHIBIT 2.03

            SUBSTITUTE REVOLVING LOAN PROMISSORY NOTE

$40,000,000.00                                       Columbus, Ohio
                                                     June 1,  1989


     For Value Received, the undersigned, jointly and severally, promise to pay to the order of BANCOHIO NATIONAL BANK ("Bank") the principal sum of Forty Million and 00/100 Dollars ($40,000,000.00) or so much thereof as may be disbursed to, or for the benefit of, the undersigned and remain unpaid, together with interest thereon from the date hereof in the manner and at the rate or rates hereinafter specified.

     The indebtedness evidenced by this Note consists of a revolving credit line extended to the undersigned by Bank pursuant to a Revolving Credit Agreement dated August 30, 1985 ("Credit Agreement"), as previously amended, which Credit Agreement, as amended, is incorporated herein by reference as if fully rewritten herein. The Credit Agreement contemplates a series of Loans (as defined therein) from Bank to the undersigned with varying amounts, payment terms and interest rates. It is the intent of the undersigned and Bank that this Note shall evidence the indebtedness created by all of the Loans. The interest rates payable on the indebtedness evidenced hereby, the repayment terms, the maturity dates, the prepayment privilege and the computation of interest shall be determined in accordance with the terms of the Credit Agreement. The amount, date, interest rate and maturity date of all advances evidenced by this Note and whether the same have been repaid shall be noted hereon, but failure to do so shall not affect Bank's right to collect repayment of said advances.

     This Note shall be in substitution for and shall now evidence the unpaid principal indebtedness existing under a former revolving loan promissory note dated as of August 30, 1985 executed and delivered by the undersigned to Bank in connection with the Credit Agreement in the original principal amount of $25,000,000.00 and payable in accordance with its terms. Upon the

                             -1-
                                                                    Page 137
execution and delivery of this Note, all existing indebtedness under such previous note shall be considered refinanced and transferred to this Note in the principal amount thereof. In such event, the previous note shall be deemed satisfied and replaced by this Note.

     If default be made in the payment of any sum due under this Note or should an Event of Default (as defined therein) occur in the Credit Agreement and continue beyond the applicable notice and/or grace period, if any, relating thereto, the entire principal sum and accrued interest evidenced by this Note shall at once become due and payable at the option of the holder of this Note. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

     Any and all moneys now or at any time hereafter owing to the undersigned from the holder hereof are hereby pledged for the security of this and all other indebtedness from the undersigned to the legal holder hereof and may be paid and applied thereon at any time such indebtedness becomes due or is declared due and payable.

     No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of any such right or of any other right under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right and/or remedy on any future occasion.

     All persons now or hereafter liable, primarily or secondarily, for the payment of the indebtedness evidenced hereby or any part thereof, do hereby expressly waive presentment for payment, notice of dishonor, protest and notice of protest, and agree that the time for payment or payments of any part of the indebtedness evidenced hereby may be extended without releasing or otherwise affecting their liability hereon, or the lien of any deed of trust, mortgage, assignment, or security agreement, if any, then or hereafter securing this Note.

     As a specifically bargained inducement for Bank to extend credit giving rise to the indebtedness evidenced hereby, the undersigned and Bank agree that: ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING FROM OR OUT OF THIS NOTE OR ITS MAKING, VALIDITY OR PERFORMANCE, AT THE SOLE OPTION OF THE BANK OR LEGAL

                             -2-
                                                                     Page 138

HOLDER HEREOF, SHALL BE PROSECUTED AS TO ALL PARTIES AND THEIR SUCCESSORS AND ASSIGNS AT COLUMBUS, OHIO. THE UNDERSIGNED CONSENTS TO AND SUBMITS TO THE EXERCISE OF JURISDICTION OVER ITS PERSON BY ANY COURT SITUATED AT COLUMBUS, OHIO, AND HAVING JURISDICTION OVER THE SUBJECT MATTER. The undersigned hereby irrevocably appoints and designates Roger St. Cyr, whose address is 155 East Broad Street, Columbus, Ohio 43251, or any other person whom Bank, after giving the undersigned five (5) days written notice thereof may appoint, as its true and lawful attorney-in-fact and duly authorized agent for service of legal process and agrees that service of such process upon such party shall constitute personal service of such process upon it, provided that such attorney-in-fact, within two (2) days after receipt of such process, shall forward the same, by certified or registered mail, together with all papers affixed thereto, to the undersigned at its address as set forth in the Credit Agreement. If any rate of interest presently or hereafter provided for herein may not be collected from the undersigned under applicable law, the rate of interest provided for herein shall be reduced to, and payee may collect from the undersigned, the maximum rate permissible under applicable law.

This Note is deemed to be executed at Columbus, Franklin County, Ohio.

                                  BURLINGTON COAT FACTORY
                                   WAREHOUSE CORPORATION

                                  By:/s/ Andrew R. Milstein
                                  Its: Vice President

                                  BURLINGTON COAT FACTORY
                                   WAREHOUSE OF NEW JERSEY, INC.

                                  By:/s/ Andrew R. Milstein
                                  Its: Vice President


                          Transactions Record

                     Initial
        Amount      Interest     Interest    Maturity      Amount
Date   Disbursed      Index        Rate        Date        Repaid


                             -3-
                                                                     Page 139

                          AMENDMENT NO. 4 TO
                      REVOLVING CREDIT AGREEMENT


THIS AMENDMENT NO. 4 (the "Amendment") is made to the Revolving Credit Agreement (the "Agreement") dated August 30, 1985 executed by and among BURLINGTON COAT FACTORY WAREHOUSE CORPORATION, a corporation duly organized under the laws of the State of Delaware with its principal place of business located at 1830 Route 130, Burlington, New Jersey 08016; BURLINGTON COAT FACTORY WAREHOUSE OF NEW JERSEY, INC., a corporation organized under the laws of the State of New Jersey with its principal place of business located at 1830 Route 130, Burlington, New Jersey 08016, jointly and severally, (herein collectively called "Borrower"), and NATIONAL CITY BANK, COLUMBUS, successor to BANCOHIO NATIONAL BANK, a national banking association with its principal office at 155 East Broad Street, Columbus, Ohio 43251 (herein called "Bank").


                            WITNESSETH:

WHEREAS, the Agreement as amended provides for extensions of credit to Borrower by Bank up to a maximum principal amount of Forty Million Dollars ($40,000,000.00) pursuant to the terms of the Agreement; and

WHEREAS, Borrower and Bank have previously entered into amendments of the Agreement, as evidenced by an Amendment No. 1 dated January 7, 1987, by an Amendment No. 2 dated February 3, 1987 and by Amendment No. 3 dated June 1, 1989 (the "Prior Amendments") which Prior Amendments modified certain provisions of the Agreement with respect to the term of the Commitment, as defined in the Agreement, and with respect to the repayment of the Loans, as defined in the Agreement; and

WHEREAS, Borrower and Bank desire to amend the Agreement in part to provide for issuance of Letters of Credit under the Commitment as defined in the Agreement.

NOW THEREFORE, the parties hereto, in consideration of the mutual promises and covenants herein contained, agree as follows:

1. The definition of terms appearing in Section 1.01 of the Agreement is hereby amended by adding the following, new definition:

    "Letter of Credit" means a letter of credit or similar instrument which is issued by Bank upon the application of Borrower for which Borrower is obligated to reimburse Bank for drawings thereunder.


                             -1-
                                                                     Page 140

2. Section 2.01 of the Agreement is hereby amended by deleting such section in its entirety as written and substituting therefor the following:

    Section 2.01  -  The Commitment

    A. Loans

              Subject to the terms and conditions hereinafter provided, Bank shall lend Borrower, from time to time during the period from the date hereof to and including the Commitment Termination Date, such sums (the "Loans") as Borrower may request in an aggregate principal amount not to exceed at any time outstanding the amount of Forty Million Dollars ($40,000,000.00), as such amount may be reduced pursuant to Section 2.08 hereof (such amount being the "Commitment"). Each Loan shall be in an amount equal to not less than One Million Dollars ($1,000,000.00). Within the limits of the Commitment and prior to the Commitment Termination Date, Borrower may borrow, repay and reborrow pursuant to this Section 2.01.

    B.   Letters of Credit

              From and including the date hereof and through one hundred twenty (120) days prior to the Commitment Termination Date, the Bank agrees on the terms and conditions set forth in this Agreement, to make available to the Borrower, Letters of Credit up to a maximum aggregate amount outstanding of $40,000,000.00 at such rate and fees as the Bank and the Borrower may mutually agree. The Company agrees to execute the Bank's standard Application for Letter of Credit and Reimbursement Agreement (the "Application") prior to any request for a Letter of Credit and the executed Application is a condition precedent to the Bank's commitment to provide any Letter of Credit hereunder. Upon any draw under any Letter of Credit hereunder, the Borrower shall be deemed to have requested a Loan in the amount of such draw. Issuance of any Letter of Credit for Borrower under this Agreement shall be so designated by Borrower at the time of issuance as "Issued under the Revolving Credit Agreement." Each such issuance shall constitute usage under the Agreement for purposes of determining the total available Commitment. Such usage, however, shall not reduce the Commitment Fee as provided for in Section 2.07. It is further understood that from time to time Borrower may have

                                  -2-
                                                                    Page 141
              other Letters of Credit outstanding not issued under the Agreement either with the Bank or another institution as permitted in Section 7.16 of the Agreement.

3. Section 9.03 of the Agreement is hereby amended by deleting the addresses stated in such section and substituting therefor the following:

         If to Borrower:     1830 Route 130
                             Burlington, New Jersey 08016
                             Attn: Monroe G. Milstein and
                             Elisabeth R. Stout

         With copy to:       Myerson & Kuhn
                             237 Park Avenue
                             New York City, New York 10017
                             Attn: Paul Tang

         If to Bank:         155 East Broad Street
                             Columbus, Ohio 43251-0035
                             Attn: Richard A. Ray

         With copy to:       National City Bank, Columbus
                             155 East Broad Street
                             Columbus, Ohio 43251-0073
                             Attn: Legal Division

4. Borrower hereby expressly acknowledges and confirms that the representations and warranties of Borrower set forth in Article VI of the Agreement are true and accurate on this date with the same effect as if made on and as of this date; that except as previously disclosed to Bank, no financial condition or circumstance exists as to Borrower which would inevitably result in the occurrence of an Event of Default under Article VIII of the Agreement; and that except as previously disclosed to Bank, no event has occurred or no condition exists which constitutes, or with the running of time or the giving of notice would constitute an Event of Default under Article VIII of the Agreement.

5. Except as herein expressly modified, the parties hereto ratify and confirm all of the terms, conditions, warranties and covenants of the Agreement, as previously amended, and all other instruments executed in connection with the Agreement, including provisions for the payment of the Note pursuant to the terms of the Agreement. This Amendment does not constitute the extinguishment of any obligation or indebtedness previously incurred, nor does it in any manner affect or impair any right or remedy previously granted to Bank, all of such rights and remedies to be continued in full force and effect until the indebtedness described herein is fully satisfied.


                             -3-
                                                                     Page 142

6. This Amendment shall be binding upon Borrower, and Bank and their respective successors and assigns, and shall inure to the benefit of Bank and its respective successors and assigns.

Executed by the parties hereto in manner and form sufficient to bind them on this 18th day of August, 1993 and deemed to be executed at Columbus, Ohio.

                             BURLINGTON COAT FACTORY
                             WAREHOUSE CORPORATION

                             By: /s/ Robert L. LaPenta, Jr.
                             Its: Chief Accounting Officer



                             BURLINGTON COAT FACTORY
                             WAREHOUSE OF NEW JERSEY, INC.

                             By: /s/ Robert L. LaPenta, Jr.
                             Its: Chief Accounting Officer



                             NATIONAL CITY BANK, COLUMBUS

                             By:/s/ Richard A. Ray
                             Its: Senior Vice-President

                             -4-
                                                                    Page 143

National City Bank                National City Bank, Columbus
                                  155 East Broad Street
                                  Columbus, Ohio 43251
                                  614-463-7466
                                  Richard A. Ray
                                  Senior Vice-President



September 28, 1995



Mr. Robert L. LaPenta
Controller & Chief Accounting Officer
Burlington Coat Factory Warehouse Corp.
1830 Route 130
Burlington, NJ 08016

               AMENDMENT NO. 5 TO REVOLVING CREDIT AGREEMENT

Dear Bob:

This letter will confirm to you our verbal representation and hereby serve to amend the Revolving Credit Agreement (the "Agreement") dated August 30, 1985 between Burlington Coat Factory Warehouse Corporation (the "Borrower") and National City Bank, Columbus (the "Bank"). Whereas, Borrower and Bank desire to amend the Agreement in part to provide for indebtedness of Borrower outside of the Agreement. Now therefore, the parties hereto agree as follows:

Section 7.16(B) of the Agreement is hereby amended by deleting the words "from Mellon pursuant to the Mellon Commitment" and substituting therefor the following:

    "from other sources up to $125,000,000.00 in total for the period from December 1, 1994 to December 31, 1995, thereafter, reducing to $10,000,000.00"

It is our understanding that Burlington Coat Factory fully expects to be out of its short term borrowings by the end of December 1995. It is also our understanding that the company intends to further modify these provisions to maintain full compliance prior to the end of its fiscal year 1996.

If the provisions of this amendment are acceptable to you, please indicate your acceptance below.





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
Accepted and agreed to this 28th day of September 1995.

NATIONAL CITY BANK, COLUMBUS      BURLINGTON COAT FACTORY
                                    WAREHOUSE CORPORATION



By:/s/ Richard A. Ray             By:/s/ Robert L. LaPenta, Jr.
Its: Senior Vice-President        Its: Controller












































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

National City Bank                National City Bank, Columbus
                                  155 East Broad Street
                                  Columbus, Ohio 43251



September 30, 1994



Mr. Robert L. LaPenta
Controller & Chief Accounting Officer
Burlington Coat Factory Warehouse Corp.
1830 Route 130
Burlington, NJ 08016

Dear Bob,

This letter will confirm the extension of waiver which we discussed for other borrowings under your revolving credit agreement. Section 7.16 of the Revolving Credit Agreement dated
August 30, 1985, between Burlington Coat Factory Warehouse
Corporation and National City Bank substantially limits indebtedness from others. In a letter to you dated July 21, 1994, we provided a limited waiver of compliance for this provision for the period June 1, 1994, to December 1, 1994.

This letter hereby extends the limited waiver of Section 7.16 from December 1, 1994, to June 30, 1995. Bob, we continue to be supportive of your company and hope that this letter will be satisfactory in addressing any concern over this issue.

Sincerely,

/s/ Richard A. Ray

Richard A. Ray
Senior Vice President
Metropolitan Banking













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
        AMENDMENT NO. SIX TO REVOLVING CREDIT AGREEMENT

THIS AMENDMENT NO. SIX TO REVOLVING CREDIT AGREEMENT (the "Amendment No. Six") is made to the Revolving Credit Agreement (the "Agreement") dated August 30, 1985, executed by and between BURLINGTON COAT FACTORY WAREHOUSE CORPORATION, a corporation duly organized under the laws of the State of Delaware and BURLINGTON COAT FACTORY WAREHOUSE OF NEW JERSEY, INC., a corporation duly organized under the laws of the State of New Jersey (herein collectively referred to as the "Borrower"), and NATIONAL CITY BANK, COLUMBUS, fka BancOhio National Bank, a national banking association with its principal office at 155 East Broad Street, Columbus, Ohio 43251 (herein called "Bank").

                        WITNESSETH:

WHEREAS, Borrower and Bank entered into the Agreement pursuant to which Bank extended a revolving loan up to a maximum principal amount of Twenty-Five Million and No/100 Dollars ($25,000,000.00), said maximum principal amount having previously been increased to $40,000,000.00, and each loan having been made pursuant to the terms of the Agreement; and

WHEREAS, Borrower and Bank have previously entered into amendments of the Agreement, as evidenced by an Amendment No. 1 dated January 7, 1987, by an Amendment No. 2 dated February 3, 1987, by Amendment No. 3 dated August 30, 1985, by Amendment No. 4 dated August 30, 1985, and by Amendment No. 5 dated September 28, 1995 (the "Amendments") (the Agreement together with the Amendments hereinafter collectively referred to as the "Agreement") and

WHEREAS, Borrower and Bank desire to amend the Agreement in part to increase the maximum principal amount and to provide for certain changes in covenants contained in the Agreement.

NOW THEREFORE, the parties hereto, in consideration of the mutual promises and covenants herein contained, agree as follows:

1. Section 2.01 of the Agreement is hereby amended by deleting such section in its entirety and substituting therefor the following:

    "The Commitment. Subject to the terms and conditions hereinafter provided, Bank shall lend Borrower, from time to time during the period from the date hereof to and including the Commitment Termination Date, such sums (the "Loans") as Borrower may request in an aggregate principal amount not to exceed at any time outstanding the amount of Fifty Million Dollars ($50,000,000.00), as such amount may be reduced pursuant to Section 2.08 hereof (such amount being the "Commitment"). Each Loan shall be in an amount equal to not less than One Million Dollars ($1,000,000.00). Within the

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                                                                      Page 147
    limits of the Commitment and prior to the Commitment
    Termination Date, Borrower may borrow, repay and reborrow pursuant to this Section 2.01."

2. Section 2.03 of the Agreement is hereby amended by deleting such section in its entirety and substituting therefor the following:

    "The Note. The Loans shall be evidenced by a substitute revolving loan promissory note of Borrower (the "Note"), dated the date of Amendment No. Six to this Agreement, payable to the order of Bank in the principal amount of the Commitment and otherwise substantially in the form of Replacement Exhibit 2.03 attached hereto. The Note shall be in substitution for and shall now evidence the unpaid principal indebtedness existing under a former promissory note dated as of June 1, 1989 executed and delivered by Borrower to Bank in the original principal amount of $40,000,000.00 and payable in accordance with its terms.
    Upon the execution and delivery of the Note, all existing indebtedness under such previous note shall be considered refinanced and transferred to the Note in the principal amount thereof. In such event, the previous note shall be deemed satisfied and replaced by the Note. Bank shall endorse the Note with an appropriate notation indicating the amount of each Loan made by it hereunder and the amount of each payment or prepayment on account of the principal balance of the Note. A copy of each such annotation shall be delivered to Borrower promptly after same is made."

3. Section 7.07 of the Agreement is hereby amended by deleting such section in its entirety and substituting therefor the following:

    "Tangible Net Worth. Borrower's Tangible Net Worth as at the end of any of its fiscal years during the term of this Agreement shall be equal to not less than (A) Three Hundred Million Dollars ($300,000,000.00) plus (B) Thirty percent (30%) of Borrower's Net income for each fiscal year after June 30, 1996 (This Tangible Net Worth requirement shall not be reduced in the event the Borrower sustains a net loss in any fiscal year). If Borrower changes its fiscal year, the minimum Tangible Net Worth as at the end of the new fiscal year end shall be equal to the minimum Tangible Net Worth at the end of the immediately preceding fiscal year plus thirty percent (30%) of Borrower's Net Income for the shortened fiscal year period."

4. Section 7.16 of the Agreement is hereby amended by deleting such section in its entirety as written and substituting therefor the following:


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
    "Indebtedness for Borrowed Money. Borrower will not borrow, and will not permit any Subsidiary to borrow, any funds except pursuant to the following types of borrowings: (A) borrowings by Subsidiaries from Borrower as provided in
    Section 7.12 hereof; (B) from other sources (excluding letters of credit, the Revolving Credit and Long-Term Liabilities) up to fifty percent (50%) of Borrower's Tangible Net Worth; (C) borrowings of the type described in Sections 7.05(F), (G) and (H) hereof; (D) borrowings from Bank hereunder; and (E) Long-Term Liabilites, except as otherwise restricted or conditioned in the Agreement. The foregoing exceptions, in the aggregate, are subject, however, to the provisions of Sections 7.08 and 7.09 hereof. Nothing herein contained shall be deemed in any way to limit the right and ability of Borrower and Subsidiaries to post letters of credit or to incur trade indebtedness in the ordinary course or their respective businesses."

5. Borrower hereby expressly acknowledges and confirms that the representations and warranties of Borrower set forth in
    Article VI of the Agreement are true and accurate on this date with the same effect as if made on and as of this date; that except as previously disclosed to Bank, no financial condition or circumstances exists as to Borrower which would inevitably result in the occurrence of an Event of Default under Article VII of the Agreement; and that except as previously disclosed to Bank, no event has occurred or no condition exists which constitutes, or with the running of time or the giving of notice would constitute an Event of Default under Article VIII of the Agreement.

6. Except as herein expressly modified, the parties hereto ratify and confirm all of the terms, conditions, warranties and covenants of the Agreement, and all security agreements, pledge agreements, or mortgage deeds executed in connection with the Agreement, including provisions for the payment of the Note pursuant to the terms of the Agreement. This Amendment does not constitute the extinguishment of any obligation or indebtedness previously incurred, nor does it in any manner effect or impair any security interest granted to Bank, all of such security interests to be continued in full force and effect until the indebtedness described herein is fully satisfied.

7. This Amendment shall only be effective upon the acknowledgment and acceptance by any guarantor, guaranteeing the performance of Borrower's obligations under the Agreement and the Note pursuant to any separate contract of guaranty or guaranty contained in the Note, that the terms of any such contract of guaranty shall continue in full force and effect with respect to the liability referenced under the Agreement irrespective of any modification made by this

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
    Amendment which acknowledgment and acceptance shall be evidenced by the execution of this Amendment by the guarantor at the space indicated below.

8. This Amendment shall be binding upon Borrower, and Bank and their respective successors and assigns, and shall inure to the benefit of Bank and its respective successors and assigns.

Executed by the parties hereto in manner an form sufficient to bind them on this 28th day of March, 1996, and deemed to be executed at Columbus, Ohio.

NATIONAL CITY BANK, COLUMBUS      BURLINGTON COAT FACTORY
WAREHOUSE CORPORATION


By:/s/ Richard A. Ray             By:/s/ Monroe G. Milstein
Its:Senior Vice-President         Its: President

                                  BURLINGTON COAT FACTORY
                                  WAREHOUSE OF NEW JERSEY, INC.


                                  By:/s/ Monroe G. Milstein
                                  Its: President



























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
                      SECOND SUBSTITUTE
                REVOLVING LOAN PROMISSORY NOTE


$50,000,000.00                         Executed at _____________
                                       March __, 1996

For value received, the undersigned, jointly and severally, promise to pay to the order of NATIONAL CITY BANK, COLUMBUS fka BankOhio National Bank, a national banking association ("Bank") the principal sum of Fifty Million and No/100 Dollars ($50,000,000.00) or so much thereof as may be disbursed to, or for the benefit of, the undersigned and remain unpaid together with the interest thereon from the date hereof in the manner and at the rate or rates hereinafter described.

The indebtedness evidenced by this Note consists of a revolving credit line extended to the undersigned by Bank pursuant to a Revolving Credit Agreement dated August 30, 1985 ("Credit Agreement"), as previously amended, which Credit Agreement, as amended, is incorporated herein by reference as if fully rewritten herein. The Credit Agreement contemplates a series of Loans (as defined therein) from Bank to the undersigned with varying amounts, payment terms and interest rates. It is the intent of the undersigned and Bank that this Note shall evidence the indebtedness created by all of the Loans. The interest rates payable on the indebtedness evidenced hereby, the repayment terms, the maturity dates, the prepayment privilege and the computation of interest shall be determined in accordance with the terms of the Credit Agreement. The amount, date, interest rate and maturity date of all advances evidenced by this Note and whether the same have been repaid shall be noted hereon, but failure to do so shall not affect Bank's right to collect repayment and said advances.

This Note shall be in substitution for and shall now evidence the unpaid principal indebtedness existing under a form revolving loan promissory note dated as of June 1, 1989 executed and delivered by the undersigned to Bank in connection with the Credit Agreement in the original principal amount of $40,000,000.00 and payable in accordance with its terms. Upon the execution and delivery of this Note, all existing indebtedness under such previous note shall be considered refinanced and transferred to this Note in the principal amount thereof. In such event, the previous note shall be deemed satisfied and replaced by this Note.

If default be made in the payment of any sum due under this Note or should an Event of Default (as defined therein) occur in the Credit Agreement and continue beyond the applicable notice and/or grace period, if any, relating thereto, the entire principal sum and accrued interest evidenced by this Note shall at once become due and payable at the option of the holder of this Note. Failure

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
to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

Any and all moneys now or at any time hereafter owing to the undersigned from the holder hereof are hereby pledged for the security of this and all other indebtedness from the undersigned to the legal holder hereof and may be paid and applied thereon at any time such indebtedness become due or is declared due and payable.

No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of any such right or of any other right under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right and/or remedy on any future occasion.

All persons now or hereafter liable, primarily or secondarily, for the payment of the indebtedness evidenced hereby or any part thereof, do hereby expressly waive presentment for payment, notice of dishonor, protest and notice of protest, and agree that the time for payment or payments of any part of the indebtedness evidenced hereby may be extended without releasing or otherwise affecting their liability hereon, or the lien of any deed of trust, mortgage, assignment, or security agreement, if any, then or hereafter securing this Note.

As a specifically bargained inducement for Bank to extend credit giving rise to the indebtedness evidenced hereby, the undersigned and Bank agree that: ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING FROM OR OUT OF THIS NOTE OR ITS MAKING, VALIDITY OR PERFORMANCE MAY BE PROSECUTED AS TO ALL PARTIES AND THEIR SUCCESSORS AND ASSIGNS AT COLUMBUS, OHIO, AND THE UNDERSIGNED CONSENTS TO AND SUBMITS TO THE EXERCISE OF JURISDICTION OVER ITS PERSON BY ANY COURT SITUATED IN COLUMBUS, OHIO, AND HAVING JURISDICTION OVER THE SUBJECT MATTER. The undersigned hereby irrevocably appoints and designates Richard A. Ray, whose address is 155 East Broad Street, Columbus, Ohio 43251, or any other person whom Bank, after giving the undersigned five (5) days written notice thereof may appoint, as its true and lawful attorney-in-fact and duly authorized agent for service of legal process and agrees that service of such process upon such party shall constitute personal service of such process upon it, provided that such attorney-in-fact, within two (2) days after receipt of such process, shall forward the same, by certified or registered mail, together with all papers affixed thereto, to the undersigned at its address as set forth in the Credit Agreement.

If any rate of interest presently or hereafter provided for herein may not be collected from the undersigned under applicable law, the rate of interest provided for herein shall be reduced to, and payee may colect from the undersigned, the maximum rate permissible under applicable law.

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
This Note is deemed to be executed at Columbus, Franklin County, Ohio.

                                  BURLINGTON COAT FACTORY
                                  WAREHOUSE CORPORATION


                                  By:  ____________________
                                  Its: ____________________


                                  BURLINGTON COAT FACTORY
                                  WAREHOUSE OF NEW JERSEY, INC.


                                  By:  ____________________
                                  Its: ____________________




































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